                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT


                                     among

                           COMMNET CELLULAR INC. and

                      CELLULAR, INC. FINANCIAL CORPORATION

                                      and

                            The Lenders Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                                      and

                         CHASE MANHATTAN BANK DELAWARE,
                                as Fronting Bank



                        ------------------------------
                        Dated as of September 18, 1997
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                                 [blank page]
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


                         TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.  DEFINITIONS....................................................... 2
     SECTION 1.01.  Defined Terms............................................. 2
     SECTION 1.02.  Terms Generally...........................................26

ARTICLE II.  THE CREDITS......................................................27
     SECTION 2.01.  Commitments...............................................27
     SECTION 2.02.  Loans.....................................................30
     SECTION 2.03.  Borrowing Procedure.......................................31
     SECTION 2.04.  Evidence of Debt; Repayment of Loans......................32
     SECTION 2.05.  Fees......................................................33
     SECTION 2.06.  Interest on Loans.........................................33
     SECTION 2.07.  Default Interest..........................................34
     SECTION 2.08.  Alternate Rate of Interest................................34
     SECTION 2.09.  Termination and Reduction of Commitments..................35
     SECTION 2.10.  Conversion and Continuation of Term Borrowings............35
     SECTION 2.11.  Repayment of Term Borrowings..............................37
     SECTION 2.12.  Prepayment................................................39
     SECTION 2.13.  Reserve Requirements; Change in Circumstances.............41
     SECTION 2.14.  Change in Legality........................................43
     SECTION 2.15.  Indemnity.................................................44
     SECTION 2.16.  Pro Rata Treatment........................................44
     SECTION 2.17.  Sharing of Setoffs........................................45
     SECTION 2.18.  Payments..................................................45
     SECTION 2.19.  Taxes.....................................................46
     SECTION 2.20.  Letters of Credit.........................................49

ARTICLE III.  REPRESENTATIONS AND WARRANTIES..................................54
     SECTION 3.01.  Organization; Powers......................................54
     SECTION 3.02.  Authorization.............................................54
     SECTION 3.03.  Enforceability............................................55
     SECTION 3.04.  Governmental Approvals....................................55
     SECTION 3.05.  Financial Statements......................................55
     SECTION 3.06.  No Material Adverse Change................................55
     SECTION 3.07.  Title to Properties; Possession Under Leases..............56

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
     SECTION 3.08.  Downstream Affiliates...........................................56
     SECTION 3.09.  Litigation; Compliance with Laws................................57
     SECTION 3.10.  Agreements......................................................57
     SECTION 3.11.  Federal Reserve Regulations.....................................58
     SECTION 3.12.  Investment Company Act; Public Utility Holding
                      Company Act...................................................58
     SECTION 3.13.  Use of Proceeds.................................................58
     SECTION 3.14.  Tax Returns.....................................................58
     SECTION 3.15.  No Material Misstatements.......................................58
     SECTION 3.16.  Employee Benefit Plans..........................................59
     SECTION 3.17.  Environmental Matters...........................................59
     SECTION 3.18.  Capitalization of CommNet and the Borrower......................60
     SECTION 3.19.  Security Documents..............................................61
     SECTION 3.20.  Labor Matters...................................................62
     SECTION 3.21.  Insurance.......................................................62
     SECTION 3.22.  Solvency........................................................62
     SECTION 3.23.  FCC Compliance; Licenses........................................63

ARTICLE IV.  CONDITIONS OF LENDING..................................................63
     SECTION 4.01.  All Credit Events...............................................63
     SECTION 4.02.  First Credit Event..............................................64

ARTICLE V.  AFFIRMATIVE COVENANTS...................................................68
     SECTION 5.01.  Existence; Businesses and Properties............................68
     SECTION 5.02.  Insurance.......................................................68
     SECTION 5.03.  Taxes...........................................................69
     SECTION 5.04.  Financial Statements, Reports, etc..............................69
     SECTION 5.05.  Litigation and Other Notices....................................71
     SECTION 5.06.  Employee Benefits...............................................71
     SECTION 5.07.  Maintaining Records; Access to Properties and
                      Inspections...................................................72
     SECTION 5.08.  Use of Proceeds.................................................72
     SECTION 5.09.  Compliance with Environmental Laws..............................72
     SECTION 5.10.  Preparation of Environmental Reports............................72
     SECTION 5.11.  Further Assurances..............................................72
     SECTION 5.12.  Fiscal Year; Accounting.........................................73
     SECTION 5.13.  Dividends.......................................................74
     SECTION 5.14.  Interest Rate Protection Agreements.............................74
     SECTION 5.15   CoBank Patronage................................................74

ARTICLE VI.  NEGATIVE COVENANTS.....................................................74
     SECTION 6.01.  Indebtedness....................................................74
     SECTION 6.02.  Liens...........................................................77
     SECTION 6.03.  Sale and Lease-Back Transactions................................80
     SECTION 6.04.  Investments, Loans and Advances.................................80
     SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.......84

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
     SECTION 6.06.  Dividends and Distributions.............................. 85
     SECTION 6.07.  Transactions with Affiliates............................. 85
     SECTION 6.08.  Business of CommNet and the Downstream Affiliates........ 86
     SECTION 6.09.  Material Agreements...................................... 86
     SECTION 6.10.  Interest Coverage Ratio.................................. 86
     SECTION 6.11.  Leverage Ratio........................................... 88
     SECTION 6.12.  Fixed Charge Coverage Ratio.............................. 90
     SECTION 6.13.  Capital Expenditures..................................... 91
     SECTION 6.14.  Capital Stock of the Subsidiaries........................ 91
     SECTION 6.15.  Borrowing Affiliates..................................... 91

ARTICLE VII.  EVENTS OF DEFAULT.............................................. 93

ARTICLE VIII.  THE ADMINISTRATIVE AGENT AND THE
                 COLLATERAL AGENT............................................ 96

ARTICLE IX.  MISCELLANEOUS................................................... 99
     SECTION 9.01.  Notices.................................................. 99
     SECTION 9.02.  Survival of Agreement.................................... 99
     SECTION 9.03.  Binding Effect...........................................100
     SECTION 9.04.  Successors and Assigns...................................100
     SECTION 9.05.  Expenses; Indemnity......................................103
     SECTION 9.06.  Right of Setoff..........................................105
     SECTION 9.07.  Applicable Law...........................................105
     SECTION 9.08.  Waivers; Amendment.......................................106
     SECTION 9.09.  Interest Rate Limitation.................................107
     SECTION 9.10.  Entire Agreement.........................................107
     SECTION 9.11.  Waiver of Jury Trial.....................................107
     SECTION 9.12.  Severability.............................................108
     SECTION 9.13.  Counterparts.............................................108
     SECTION 9.14.  Headings.................................................108
     SECTION 9.15.  Jurisdiction; Consent to Service of Process..............108
     SECTION 9.16.  Confidentiality..........................................109
     SECTION 9.17.  Release of Liens and Guarantees..........................109

SCHEDULES:
     Schedule 2.01 --  Commitments of Lenders
     Schedule 3.02 --  Authorizations
     Schedule 3.08 --  Downstream Affiliates
     Schedule 3.09 --  Material Litigation
     Schedule 3.14 --  Taxes
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                                                                            Page
                                                                            ----

     Schedule 3.17 --     Environmental Matters
     Schedule 3.18(a) --  Capitalization of CommNet and Borrower
     Schedule 3.18(b) --  Outstanding options, warrants, etc.
     Schedule 3.20 --     Labor Matters
     Schedule 3.21 --     Insurance
     Schedule 6.01 --     Indebtedness
     Schedule 6.02 --     Liens
     Schedule 6.04 --     Investments
     Schedule 6.07 --     Transactions with Affiliates

EXHIBITS:
     Exhibit A --    Form of Administrative Questionnaire
     Exhibit B --    Form of Assignment and Acceptance
     Exhibit C --    Form of Borrowing Request
     Exhibit D --    Form of Collateral Account Agreement
     Exhibit E --    Form of Indemnity, Subrogation and Contribution Agreement
     Exhibit F --    Form of Intellectual Property Security Agreement
     Exhibit G --    Form of Parent Guarantee Agreement
     Exhibit H --    Form of Pledge Agreement
     Exhibit I  --   Form of Security Agreement
     Exhibit J  --   Form of Subsidiary Guarantee Agreement
     Exhibit K-1 --  Form of Opinion of Simpson Thacher & Bartlett
     Exhibit K-2 -- Form of Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. Exhibit K-3 -- Form of Opinion of Communications Act Counsel

                    CREDIT AGREEMENT dated as of September 18, 1997, among
               COMMNET CELLULAR INC., a Colorado corporation ("CommNet"), and CELLULAR, INC. FINANCIAL CORPORATION, a Colorado corporation and a wholly owned subsidiary of CommNet (the "Borrower"); the financial institutions from time to time party hereto, initially consisting of those financial institutions listed on Schedule
               2.01 (the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders; and CHASE MANHATTAN BANK DELAWARE, as fronting bank (the "Fronting Bank").


          CommNet and AV Acquisition Corp. (the "Investor") have entered into the Recapitalization Agreement (such term and each other capitalized term used but not defined in this preamble having the meaning assigned to such term in
Article I) pursuant to which (a) the Investor will be merged with and into CommNet in a transaction (the "Merger") in which (i) CommNet will be the surviving corporation, (ii) the Fund and the Participants will receive approximately 87% of the common stock of CommNet (after giving effect to the transactions referred to in this paragraph) and (iii) the pre-Merger shareholders of CommNet will receive cash in an aggregate amount of approximately $498 million and retain approximately 13% of the common stock of CommNet (after giving effect to the transactions referred to in this paragraph),
(b) the Borrower will terminate, and repay in full the indebtedness outstanding under, the Existing Credit Facility, and (c) CommNet will consummate debt tender offers and consent solicitations in respect of its 11-3/4% Senior Subordinated Notes Due 2003 and its 11-1/4% Subordinated Notes Due 2005 (collectively, the "Pre-Closing Debt Securities") pursuant to which it will repurchase Pre-Closing Debt Securities and as a result of which all significant negative covenants applicable to the Pre-Closing Debt Securities shall be eliminated. The foregoing transactions are collectively referred to as the "Recapitalization".

          The Borrower has requested the Lenders to extend credit in the form of
(a) Tranche A Term Loans on the Closing Date, in an aggregate principal amount not in excess of $200,000,000, (b) Tranche B Term Loans on the Closing Date, in an aggregate principal amount not in excess of $100,000,000, (c) Tranche C Term Loans on the Closing Date, in an aggregate principal amount not in excess of $100,000,000, (d) Tranche D Term Loans on the Closing Date, in an aggregate principal amount not in excess of $280,000,000, (e) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $80,000,000, of which up to $10,000,000 will be available as Swingline Loans and (f) Letters of Credit at any time and from time to time prior to the

Revolving Credit Maturity Date, in an aggregate stated amount at any time outstanding not in excess of $10,000,000.

          The proceeds of the Term Loans will be used, together with the proceeds of the Equity Contributions and up to $10,000,000 of Revolving Loans, to provide funds for the Recapitalization and to pay related fees, expenses and other transaction costs (including prepayment and tender costs).

          The proceeds of Borrowings and Letters of Credit under the Revolving Loans will be used to provide funds in an amount not in excess of $10,000,000 for the Recapitalization and otherwise for working capital and general corporate purposes.

          The Lenders are willing to extend such credit to the Borrower and the Fronting Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

          "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

          "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          "Administrative Agent Fees" shall have the meaning given such term in
Section 2.05(c).
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                                                                               3


          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "Affiliate Advance" shall have the meaning given such term in Section 3.08.

          "Affiliate Advance Facility" shall have the meaning given such term in
Section 3.08.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" shall mean, with respect to any ABR Loan, Eurodollar Loan, Commitment Fee or L/C Participation Fee, as the case may be, the percentage set forth below under the caption "ABR Margin" "LIBOR Margin", "Commitment Fee", or "L/C Participation Fee", as the case may be, based on the ratio of Total Debt as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.04(a) or (b) and (c) to Financed Proportionate EBITDA for the four consecutive fiscal quarter period ended on such day (or if such most recent fiscal quarter for which such financial statements shall have been delivered is the (x) second full fiscal quarter following the Closing Date, Financed Proportionate EBITDA for the two consecutive fiscal quarter period ending on the last day of such fiscal quarter multiplied by two and (y) third full fiscal quarter following the
Closing Date, Financed Proportionate EBITDA for the three consecutive fiscal quarter period ending on the last day of such fiscal quarter multiplied by 1-1/3):
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                                                                               4


                                        ABR Margin       LIBOR Margin           Fee          Participation Fee
                Ratio                  (per annum)       (per annum)        (per annum)         (per annum)
                -----                  -----------       ------------       -----------      -----------------
Category 1
----------

  Greater than or equal to 9.0            1.250%           2.250%             0.500%               2.250%
  to 1.0

Category 2
----------

  Less than 9.0 to 1.0 but                1.000%           2.000%             0.500%               2.000%
  greater than or equal to 8.0
  to 1.0

Category 3
----------

  Less than 8.0 to 1.0 but                0.875%           1.875%             0.375%               1.875%
  greater than or equal to 7.0
  to 1.0

Category 4
----------

  Less than 7.0 to 1.0 but                0.750%           1.750%             0.375%               1.750%
  greater than or equal to 6.0
  to 1.0

Category 5
----------

  Less than 6.0 to 1.0                    0.500%           1.500%             0.250%               1.500%


provided, however, that for any day (i) prior to the first date after the six month anniversary of the Closing Date on which the Borrower delivers financial statements pursuant to Section 5.04(a) or (b) and (c), (ii) as of which the Borrower shall have been required to have delivered such financial statements and computation but shall not yet have done so or (iii) on which an Event of Default shall have occurred and be continuing, Category 1 shall be deemed to be effective; and provided further that for any day prior to the Closing Date the Applicable Margin with respect to Commitment Fees shall be 0.250%.

          "Applicable Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 9.04.

          "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund with assets in excess $100,000,000 that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" shall have the meaning given such term in the introductory statement hereto.

          "Borrowing" shall mean a group of Loans of a single Type under a single Tranche or consisting solely of Revolving Loans or Swingline Loans and made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Affiliate" shall have the meaning given such term in
Section 3.08.

          "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "purchase of plant, property or equipment"or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for CommNet and the Downstream Affiliates shall not include (i) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of

CommNet and the Downstream Affiliates within 12 months of receipt of such proceeds, (ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding CommNet or any Downstream Affiliate) and for which neither CommNet nor any Downstream Affiliate has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired or (iv) expenditures to the extent financed with the proceeds of equity issued by CommNet.

          "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

          "CERCLA" shall have the meaning given such term in the definition of "Environmental Law".

          A "Change in Control" shall be deemed to have occurred if (a) CommNet should fail to own directly, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Pledge Agreement), 100% of the issued and outstanding Capital Stock of the Borrower; (b) the Fund, Fund Affiliates and Management Investors (collectively, the "Designated Persons") or any combination of Designated Persons shall cease to own beneficially, directly or indirectly, in the aggregate shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Investor prior to the

Closing Date or CommNet on or after the Closing Date; (c) a majority of the seats (excluding vacant seats) on the board of directors of the Investor prior to the Closing Date or CommNet on or after the Closing Date shall be occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of the Investor prior to the Closing Date or CommNet on or after the Closing Date, nor (ii) appointed by directors so nominated; or (d) a change in control with respect to the Investor, CommNet or the Borrower (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000 to which the Investor, CommNet, the Borrower or any Subsidiary is party (other than pursuant to Pre-Closing Debt Securities). For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of the Investor or CommNet having ordinary voting power if the Investor, a Fund or any Fund Affiliate shall have the power to vote (or cause to be voted at its discretion), pursuant to contract, irrevocable proxy or otherwise, the shares held by such holder.

          "Chase" shall have the meaning given such term in the introductory statement hereto.

          "Closing Date" shall mean a single date on which the first Credit Event occurs pursuant to Section 4.02, which shall in no event be later than December 31, 1997 (or such later date to which the term of the Recapitalization Agreement may be extended as a result of the failure to obtain required consents of Governmental Authorities for the Recapitalization, but in no event later than May 27, 1998).

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all the "Collateral" as defined in any Security Document.

          "Collateral Account" shall have the meaning given such term in the Collateral Account Agreement.

          "Collateral Account Agreement" shall mean the Collateral Account Agreement, substantially in the form of Exhibit D, between the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Commitment Fee" shall have the meaning given such term in Section 2.05(a).

          "Commitments" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Commitments and Swingline Loan Commitment and, with respect to the Fronting Bank, its Letter of Credit Commitment.

          "Committed Capital Expenditure Deposit" shall mean any amount deposited by CommNet or any Subsidiary party to the Collateral Account Agreement in the Collateral Account for the sole purpose of funding Capital Expenditures that CommNet or such Subsidiary intends to make within 12 months of the deposit of such amount and in respect of which the Administrative Agent shall have received a certificate of a Responsible Officer to such effect.

          "CommNet" shall have the meaning given such term in the introductory statement hereto.

          "Communications Act" shall mean the Communications Act of 1934, and any successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto. Control shall not be deemed to exist solely by virtue of CommNet directly or indirectly having (i) Affiliate Advances outstanding to any Downstream Affiliate or (ii) a right to manage a System of any person.

          "Controlled Downstream Affiliate" shall mean a Downstream Affiliate that is directly or indirectly Controlled by CommNet.

          "Credit Event" shall have the meaning given such term in Article IV.

          "Current Assets" shall mean, with respect to any person at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a balance sheet of such person as current assets at such date of determination.

          "Current Liabilities" shall mean, with respect to any person at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a balance sheet of such person as current liabilities at such date of determination, other than (a) the current portion of long term debt, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) in the case of the Borrower, Revolving Loans or Swingline Loans classified as current, (d) accruals of transaction costs resulting from the Recapitalization and (e) accruals of any costs or expenses related to severance or termination of employees prior to the date hereof.

          "Debt Service" shall mean, with respect to any person for any period, Interest Expense of such person for such period plus scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

          "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Dollars" or "$" shall mean lawful money of the United States of America.

          "Downstream Affiliate" shall mean any person with respect to which CommNet directly or indirectly owns 5% or more of its Capital Stock; provided that TVX shall be deemed not to constitute a Downstream Affiliate for all purposes under the Loan Documents.

          "EBITDA" shall mean, with respect to any person for any period, the net income of such person for such period plus, to the extent deducted in computing such net income, without duplication, the sum of (a) interest expense,
(b) income tax expense and withholding tax expense incurred in connection with cross border transactions involving nondomestic Subsidiaries, (c) depreciation and amortization expense, (d) any special charges (including, without limitation, any noncash fees or expenses incurred in connection with the Transactions) and any extraordinary or nonrecurring losses, (e) monitoring and management fees paid to the Fund and/or any Fund Affiliates and (f) other noncash items reducing net income, minus, to the extent added in computing such net income, without duplication, (i) interest income, (ii) extraordinary or nonrecurring gains and (iii) other noncash items increasing net income, in each case determined, where applicable, in accordance with GAAP.

          "Election" shall have the meaning given such term in Section 2.12(e).

          "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

          "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous

Material, or for fines, penalties or restrictions, resulting from or based upon:
(a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety, including the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.
(S)(S) 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C.
(S)(S) 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S) 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. (S)(S) 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S)(S) 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

          "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity Contributions" shall mean contributions made on or prior to the Closing Date, directly or indirectly, by the Fund and the Participants in cash to the Investor as common equity in an aggregate amount of not less than $141,800,000.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with CommNet or the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

          "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning given such term in Article VII.

          "Excess Amount" shall have the meaning given such term in Section 2.12(f).

          "Excess Cash Flow" shall mean, with respect to CommNet and the Downstream Affiliates on a combined basis for any fiscal year, the greater of
(x) Financed Proportionate EBITDA on a combined basis for such fiscal year, minus, without duplication, (a) Debt Service of CommNet and the Downstream Affiliates on a combined basis for such fiscal year to the extent paid in cash,
(b) Capital Expenditures by CommNet and the Downstream Affiliates on a combined basis during such fiscal year which are paid in cash, the aggregate amount of Committed Capital Expenditure Deposits made during such fiscal year and, to the extent not included in Capital Expenditures, the aggregate consideration paid in cash during such fiscal year in respect of Permitted Business Acquisitions, (c) taxes paid in cash by CommNet and the Downstream Affiliates on a combined basis during such fiscal year, including income tax expense and withholding tax expense incurred in connection with cross border transactions involving non-domestic Downstream Affiliates, (d) an amount equal to any increase in Working Capital of CommNet and the Downstream Affiliates on a combined basis for such fiscal year, (e) monitoring and management fees paid to the Fund and/or any Fund Affiliates during such fiscal year, (f) cash expenditures made in respect of Interest Rate Protection Agreements during such fiscal year, to the extent not reflected in the computation of Financed Proportionate EBITDA, (g) permitted dividends or repurchases of its Capital Stock paid in cash by CommNet during such fiscal year and permitted dividends or repurchases of its Capital Stock paid in cash by any Downstream Affiliate to any person other than CommNet or any of its other Downstream Affiliates during such fiscal year, in the case of CommNet or any Controlled Downstream Affiliate in accordance with Section 6.06, (h) amounts paid in cash during such fiscal year on account of items that were accounted for as noncash reductions of combined net income of CommNet and the Downstream Affiliates in the current or a prior period, (i) special charges or any extraordinary or nonrecurring loss paid in cash during such fiscal year, (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document) of CommNet and the Downstream Affiliates on a combined basis for such fiscal year, (k) any voluntary prepayments of Term Loans during the period beginning on the first day of the second fiscal quarter of such fiscal year and ending on the last day of the first fiscal quarter of the immediately succeeding fiscal year, (l) to the extent included in determining Financed Proportionate EBITDA, all items that did not result from a cash payment to CommNet and the Downstream Affiliates on a combined basis during such fiscal year, (m) voluntary prepayments of Indebtedness of Non-Controlled Downstream Affiliates during such fiscal year (and in an aggregate amount not to exceed $7,000,000) and (n) to the extent included in determining Financed Proportionate EBITDA, amounts attributable to Non-Controlled Downstream Affiliates that, as a result of dividend restrictions with respect to such Non-Controlled Downstream Affiliates that could not be unilaterally waived by CommNet or a Controlled Downstream Affiliate, were not the subject of a cash dividend to CommNet or a Controlled Downstream Affiliate (in the case of each of clauses (a) through (n) (other than (g)) above, excluding the effect of minority interests in the case of Downstream Affiliates (other than those that are Borrowing Affiliates or guarantors of Affiliate Advances) in which CommNet owns (directly or indirectly) a majority of, but not all of, the Capital Stock and excluding the effect of majority interests in the case of Downstream Affiliates (other than those that are Borrowing Affiliates or guarantors of Affiliate Advances) in which CommNet owns (directly or indirectly) less than a majority of the Capital Stock) plus, without duplication, (i) an amount equal to any decrease in Working Capital of CommNet and the Downstream Affiliates on a combined basis for such fiscal year, (ii) all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03(a) and any other Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings) and all proceeds received during such fiscal year of Sale and Lease-Back Transactions pursuant to Section 6.03(b), (iii) all amounts referred to in
(b) above to the extent funded with the issuance of Capital Stock of CommNet after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) or any amount that would have constituted Net Proceeds under clause (a) of the definition of Net

Proceeds if not so spent, in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) cash payments received in respect of Interest Rate Protection Agreements during such fiscal year to the extent not included in the computation of Financed Proportionate EBITDA, (v) any extraordinary or nonrecurring gain realized in cash during such fiscal year (except to the extent such gain is subject to Section 2.12(c)), (vi) to the extent deducted in the computation of Financed Proportionate EBITDA, interest income, (vii) the amount of the Excess Cash Flow Reserve as of the date on which Excess Cash Flow is determined for such year pursuant to Section 2.12(d), (viii) the aggregate amount released from the Collateral Account during such fiscal year and (ix) to the extent subtracted in determining Financed Proportionate EBITDA, all items which did not result from a cash payment by CommNet and the Downstream Affiliates on a consolidated basis during such fiscal year (in the case of each of clauses (i) through (ix) above, excluding the effect (to the extent such effect affected the calculation of the amounts referred to in such clauses) of minority interests in the case of Downstream Affiliates (other than those that are Borrowing Affiliates or guarantors of Affiliate Advances) in which CommNet owns (directly or indirectly) a majority of, but not all of, the Capital Stock and excluding the effect (to the extent such effect affected the calculation of the amounts referred to in such clauses) of majority interests in the case of Downstream Affiliates (other than those that are Borrowing Affiliates or guarantors of Affiliate Advances) in which CommNet owns (directly or indirectly) less than a majority of the Capital Stock) and (y) the Excess Cash Flow Reserve as of the date on which Excess Cash Flow is determined for such year pursuant to Section 2.12(d).

          "Excess Cash Flow Payment Date" shall have the meaning given such term in Section 2.12(d).

          "Excess Cash Flow Percentage" shall mean, with respect to any fiscal year, (x) if the ratio of Total Debt as of the last day of such fiscal year as determined pursuant to the financial statements delivered pursuant to Section 5.04(a) to Financed Proportionate EBITDA for the four consecutive fiscal quarter period ended on such day is less than or equal to 6.00 to 1.00, 50% and (y) otherwise, 75%.

          "Excess Cash Flow Reserve" shall mean at any time the aggregate amount contained in the Collateral Account at such time representing Committed Capital Expenditure Deposits made pursuant to the Collateral Account Agreement for the purpose described in the definition of Committed Capital Expenditure Deposit but not used to fund Capital Expenditures within 12 months of deposit.

          "Excluded Downstream Affiliate" shall have the meaning given such term in Section 6.15(c).

          "Existing Credit Facility" shall mean the Consolidated Loan Agreement dated as of September 6, 1995, among CoBank, ACB and the Borrower, and the loans, credits and commitments thereunder, as amended.

          "FCC" shall mean the Federal Communications Commission, or any other successor agency of the Federal government administering the Communications Act.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Fronting Bank Fees and the Administrative Agent Fees.

          "Financed Proportionate EBITDA" shall mean, with respect to CommNet and the Downstream Affiliates (other than Excluded Downstream Affiliates) on a combined basis for any period, the sum of, without duplication, (a) the EBITDA for such period of CommNet and its Wholly Owned Subsidiaries, (b) the EBITDA for such period of all Borrowing Affiliates and other Downstream Affiliates guaranteeing payment in full of the Affiliate Advances of any Borrowing Affiliate, to the extent not included pursuant to (a) above, and (c) the product of (i) the EBITDA for such period of each Downstream Affiliate (other than those referred to in clauses (a) or (b) of this definition) and (ii) the percentage of Capital Stock of such Downstream Affiliate owned, directly or indirectly, by CommNet; provided, however, that solely for purposes of clause (b) of this definition, a Downstream Affiliate will not be considered a Borrowing Affiliate or a guarantor thereof to the extent that the EBITDA of such Borrowing Affiliate and the Downstream Affiliates guaranteeing the Affiliate Advances thereof on a consolidated basis for the relevant period exceeds the Affiliate Advances of such Borrowing Affiliate as of the last day of such period; and provided, further that the EBITDA of (i) any Borrowing Affiliate and any Downstream Affiliate guaranteeing payment in full of the Affiliate Advances of such Borrowing Affiliate shall not be included in the calculation of Financed Proportionate EBITDA if a payment default shall have occurred and be continuing under the Affiliate Advance Facility with respect to such Borrowing Affiliate and (ii) any Excluded Downstream Affiliate shall not be included in the calculation of Financed Proportionate EBITDA.

          "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

          "Fixed Charge Coverage Ratio" shall mean, for any four consecutive fiscal quarter period ending on the last day of any fiscal quarter, the ratio of
(a) Financed Proportionate EBITDA for such period to (b) the sum of (i) Interest Expense of CommNet and the Subsidiaries on a consolidated basis for such period,
(ii) the aggregate amount of income taxes paid in cash by CommNet and the Subsidiaries on a consolidated basis during such period, (iii) Capital Expenditures paid in cash during such period by CommNet and the Subsidiaries and
(iv) principal amounts that became payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of prepayment or redemption or otherwise) by the Borrower or any Subsidiary in respect of Indebtedness during such period.

          "Fronting Bank" shall have the meaning given such term in the introductory statement hereto.

          "Fronting Bank Fees" shall have the meaning given to such term in
Section 2.05(b).

          "Fund" shall mean Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership.

          "Fund Affiliates" shall mean each Affiliate of the Fund that is not an operating company or Controlled by an operating company and each general partner of the Fund or any Affiliate of the Fund who is a partner or employee of The Blackstone Group L.P.

          "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States or, when reference is made to another jurisdiction, generally accepted accounting principles in such jurisdiction applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in Article II and
Section 9.16, the National Association of Insurance Commissioners.

          "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

          "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

          "Guarantors" shall mean CommNet and the Subsidiary Guarantors.

          "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. (S)9601(14) and all explosive or radioactive substances or wastes, toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

          "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof; provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

          "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

          "Information Memorandum" shall have the meaning given such term in
Section 3.15.

          "Initial Payment" shall have the meaning given such term in Section 2.11(b).

          "Installment Date" shall have the meaning given such term in Section 2.11.

          "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement, substantially in the form of Exhibit F, among CommNet, the Borrower and certain other Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

          "Interest Coverage Ratio" shall have the meaning given such term in
Section 6.11.

          "Interest Expense" shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such person for such period minus (c) gross interest income of such person for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate protection agreements.

          "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and
(b) with respect to any ABR Loan, the last day of each calendar quarter.

          "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Interest Rate Protection Agreement" shall mean any interest rate agreement or arrangement approved by the Administrative Agent (such approval not to be unreasonably withheld) entered into by CommNet or a Downstream Affiliate and designed to protect against fluctuations in interest rates.

          "Interim Advances" shall have the meaning given such term in Section 6.01(g).

          "Investor" shall have the meaning given such term in the introductory statement hereto.

          "L/C Participation Fee" shall have the meaning given such term in
Section 2.05(b).

          "Lenders" shall have the meaning given such term in the introductory statement hereto.

          "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.20.

          "Letter of Credit Commitment" shall mean the commitment of the Fronting Bank to issue Letters of Credit pursuant to Section 2.20(a).

          "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

          "Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate principal amount of all Letter of Credit Disbursements that have not yet been reimbursed at such time. The Letter of Credit Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing (or, if the Administrative Agent shall not have any portion of such Borrowing, the average amount of the portions of each Lender having any portion of such Borrowing) and for a maturity comparable to the Interest Period of such Eurodollar Borrowing are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "License" shall mean any license, authorization or permit issued by the FCC or any other Governmental Authority in connection with the operation of a System.

          "License Drop-Down Date" shall have the meaning given such term in
Section 5.11(b).

          "License Subsidiary" shall have the meaning given such term in Section 5.11(b).

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

          "Loan Parties" shall mean the Borrower and the Guarantors.

          "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

          "Management Investors" shall mean members of management of CommNet holding, directly or indirectly, voting stock of CommNet or options to acquire such stock; provided that the term Management Investors shall not include any such member of management appointed after the Closing Date who has directly or indirectly made an equity investment in CommNet which, when taken together with such equity investments of other such members appointed after the Closing Date, is in excess of $5,000,000.

          "Mandatory Prepayment" shall mean a prepayment of Borrowings as required pursuant to Section 2.12(c) and/or Section 2.12(d).

          "Margin Stock" shall have the meaning given such term in Regulation U.

          "Material Adverse Effect" shall mean (a) a materially adverse effect on the assets, business, properties, financial condition or results of operations of CommNet and the Downstream Affiliates, taken as a whole, (b) a material impairment of the ability of the Investor, CommNet or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Recapitalization or the other Transactions or to make the Equity Contributions or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Fronting Bank, the Administrative Agent or the Collateral Agent under, any Loan Document.

          "Material Affiliate Advance Facility Covenants" shall have the meaning given such term in Section 6.15 (c).

          "Measurement Date" shall have the meaning given such term in Section 3.08.

          "Merger" shall have the meaning given such term in the introductory statement hereto.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Nature of the Prepayment" shall have the meaning given such term in
Section 2.12(e).

          "Net Proceeds" shall mean (a) 100% of CommNet's direct or indirect proportionate share of cash proceeds actually received by CommNet or any Subsidiary (taking into account minority interests in the case of Subsidiaries that are not Wholly Owned Subsidiaries and including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by CommNet to be payable as a result thereof or as a result of such transactions or taxes that would be payable but for the availability of net operating losses), from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of CommNet or any Subsidiary or from any sale, transfer or other disposition of equity interests in Subsidiaries or other persons by CommNet or any Subsidiary (other than those pursuant to Sections 6.03, 6.05(a), 6.05(b) and 6.05(e) or any other financing subject to clause (ii) of the definition of "Excess Cash Flow"); provided that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of CommNet and the Subsidiaries (including by way of a purchase of Capital Stock of any person holding such assets) within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period and provided further that
(x) no proceeds realized in a single
transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $1,000,000 and (y) no such proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $1,000,000 or the aggregate of all such proceeds received after the Closing Date shall exceed $5,000,000, and
(b) 100% of CommNet's direct or indirect proportionate share of cash proceeds actually received by CommNet or any Subsidiary (taking into account minority interests in the case of Subsidiaries that are not Wholly Owned Subsidiaries) from the incurrence, issuance or sale by CommNet or any Subsidiary of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01), net of all taxes (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale. For purposes of calculating Net Proceeds, fees, commissions and other costs and expenses payable to the Investor, CommNet or any Affiliate thereof shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of The Blackstone Group L.P.

          "Non-Controlled Downstream Affiliate" shall mean a Downstream Affiliate that is not, directly or indirectly, Controlled by CommNet.

          "Non-Subsidiary Downstream Affiliates" shall mean Downstream Affiliates that are not Subsidiaries.

          "Notes" shall mean any promissory note of the Borrower issued pursuant to this Agreement.

          "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

          "Optional Prepayment" shall have the meaning given such term in
Section 2.12(a).

          "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit G, made by CommNet in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Participants" shall mean certain investors designated by (and consisting principally of Affiliates of) the Fund who, together with the Fund, own the Investor.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) the Borrower or CommNet shall have the absolute right to receive dividends from such acquired person on an annual basis in an amount equal to a percentage of the Excess Cash Flow of the acquired person, which percentage will be no less than the percentage of the Capital Stock of such acquired or newly formed corporation, partnership, association or other business entity owned by CommNet or a domestic Subsidiary, (d) all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Section 5.11 shall have been taken, (e) at least 51% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower or CommNet or a Wholly Owned Subsidiary, and (f)(i) CommNet and the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.10, 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of CommNet as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets, and (ii) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

          "Permitted Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; (f) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (g) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower's most recently completed fiscal year.

          "person" shall mean any natural person, corporation, business trust, joint venture, association, limited liability company, company, partnership, other business entity or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit H, among CommNet, the Borrower, the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Parties.

          "Pledged Stock" shall have the meaning given such term in the Pledge Agreement.

          "Pre-Closing Debt Securities" shall have the meaning given such term in the introductory statement hereto.

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

          "Properties" shall have the meaning given such term in Section 3.17.

          "Recapitalization" shall have the meaning given such term in the introductory statement hereto.

          "Recapitalization Agreement" shall mean the Agreement and Plan of Merger dated as of May 27, 1997, between CommNet and the Investor.

          "Refunded Swingline Loans" shall have the meaning given such term in
Section 2.01(c)(iii).

          "Register" shall have the meaning given such term in Section 9.04(d).

          "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Release" shall have the meaning given such term in CERCLA, 42 U.S.C.
(S) 9601(22).

          "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment; or (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "Required Lenders" shall mean, at any time, Lenders having Loans (other than Swingline Loans), Letter of Credit Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing at least 51% of the sum of all Loans (other than Swingline Loans) outstanding, Letter of Credit Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time.

          "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

          "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder as set forth in Section 2.01(b) or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04.

          "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the amount at such time of such Lender's Applicable Percentage of the Letter of Credit Exposure plus the amount at such time of such Lender's Swingline Exposure.

          "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

          "Revolving Credit Maturity Date" shall mean the eighth anniversary of the Closing Date.

          "Revolving Loans" shall mean the revolving loans made by the Revolving Credit Lenders to the Borrower pursuant to Section 2.01(b). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sale and Lease-Back Transaction" shall have the meaning given such term in Section 6.03.

          "Secured Parties" shall have the meaning given such term in the Security Agreement.

          "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit I, among CommNet, the Borrower, the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Parties.

          "Security Documents" shall mean the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

          "Standard Prepayment Schedule" shall have the meaning given such term in Section 2.11(b).

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean each subsidiary of CommNet, including the Borrower; provided that TVX shall be deemed not to constitute a Subsidiary for all purposes under the Loan Documents.

          "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit J, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Subsidiary Guarantor" shall mean each direct or indirect domestic Subsidiary (other than any person that is a Subsidiary but not a Wholly Owned Subsidiary unless and until such person becomes a Wholly Owned Subsidiary).

          "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

          "Swingline Lender" shall mean Chase in its capacity as Swingline Lender hereunder.

          "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(c).

          "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.01(c).

          "System" shall mean, as to any person, assets constituting a radio communications system authorized under the rules for cellular or wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions related thereto) owned or operated by such person.

          "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

          "Term Commitments" shall mean the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Tranche C Term Loan Commitments and the Tranche D Term Loan Commitments.

          "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

          "Total Debt" shall mean, with respect to any person at any time, all Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of such person at such time less, in the case of Total Debt of CommNet and the Subsidiaries on a consolidated basis, the amount on deposit in the Collateral Account at such time.

          "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

          "Total Revolving Credit Exposure" shall mean, at any time, the aggregate amount of the Lenders' Revolving Credit Exposures at such time.

          "Tranche A Maturity Date" shall mean the eighth anniversary of the Closing Date.

          "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

          "Tranche A Term Loan Commitment" shall mean with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Term Loans hereunder as set forth in Section 2.01(a)(i), as the same may be reduced from time to time pursuant to Section 2.09.

          "Tranche A Term Loans" shall mean the term loans made by certain of the Lenders to the Borrower pursuant to Section 2.01(a)(i).

          "Tranche B Maturity Date" shall mean the ninth anniversary of the Closing Date.

          "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

          "Tranche B Term Loan Commitment" shall mean with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Term Loans hereunder as set forth in Section 2.01(a)(ii), as the same may be reduced from time to time pursuant to Section 2.09.

          "Tranche B Term Loans" shall mean the term loans made by certain of the Lenders to the Borrower pursuant to Section 2.01(a)(ii).

          "Tranche C Maturity Date" shall mean the date that is nine and one-half years after the Closing Date.

          "Tranche C Term Borrowing" shall mean a Borrowing comprised of Tranche C Term Loans.

          "Tranche C Term Loan Commitment" shall mean with respect to each Lender, the commitment, if any, of such Lender to make Tranche C Term Loans hereunder as set forth in Section 2.01(a)(iii), as the same may be reduced from time to time pursuant to Section 2.09.

          "Tranche C Term Loans" shall mean the term loans made by certain of the Lenders to the Borrower pursuant to Section 2.01(a)(iii).

          "Tranche D Maturity Date" shall mean the tenth anniversary of the Closing Date.

          "Tranche D Term Borrowing" shall mean a Borrowing comprised of Tranche D Term Loans.

          "Tranche D Term Loan Commitment" shall mean with respect to each Lender, the commitment, if any, of such Lender to make Tranche D Term Loans hereunder as set forth in Section 2.01(a)(iv), as the same may be reduced from time to time pursuant to Section 2.09.

          "Tranche D Term Loans" shall mean the term loans made by certain of the Lenders to the Borrower pursuant to Section 2.01(a)(iv).

          "Transactions" shall have the meaning given such term in Section 3.02.

          "TVX" shall mean TVX, Inc.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

          "Wholly Owned Subsidiary" means a Subsidiary of CommNet, all of the Capital Stock of which (other than directors' qualifying shares) is owned by CommNet or one or more other Wholly Owned Subsidiaries.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital" shall mean, with respect to any person at any date of determination, the Current Assets of such person at such date of determination minus the Current Liabilities of such person at such date of determination.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 2.12(d) and Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05; and provided further that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 2.12(d) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 2.12(d) or Article VI or any related definition for such purpose), then (i) the Borrower and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

ARTICLE II.  THE CREDITS

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties of CommNet and the Borrower herein set forth, each Lender agrees, severally and not jointly:

          (i) to make a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount not to exceed the Tranche A Term Loan Commitment, if any, set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09; and

          (ii) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed the Tranche B Term Loan Commitment, if any, set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09;

          (iii) to make a Tranche C Term Loan to the Borrower on the Closing Date in a principal amount not to exceed the Tranche C Term Loan Commitment, if any, set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09; and

          (iv) to make a Tranche D Term Loan to the Borrower on the Closing Date in a principal amount not to exceed the Tranche D Term Loan Commitment, if any, set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09;

provided, however, that the Term Commitments shall be reduced on a pro rata basis by the amount, if any, by which $239,000,000 exceeds the principal amount of the Pre-Closing Debt Securities required on the Closing Date to be repurchased or redeemed.

          (b) Subject to the terms and conditions and relying upon the representations and warranties of CommNet and the Borrower herein set forth, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the date on which the Term Borrowings are made, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (A) such Lender's Revolving Credit Exposure at such time exceeding such Lender's Applicable Percentage of the Total Revolving Credit Exposure or (B) such Lender's Revolving Credit Exposure exceeding its Revolving Credit Commitment.

          (c) (i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties of CommNet and the Borrower herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make Swingline Loans to the Borrower at any time and from time to time on or after the date on which the Term Borrowings are made and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in (A) the aggregate principal amount of Swingline Loans exceeding the Swingline Loan Commitment and (B) the Total Revolving Credit Exposure exceeding the Total Revolving Credit Commitment. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans and Letter of Credit Exposure, may exceed the Swingline Lender's Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $10,000,000. The Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall give the Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Borrower pursuant to this paragraph.

          (ii) In no event shall the aggregate principal amount of Swingline Loans outstanding at any time exceed the Swingline Loan Commitment in effect at such time. Swingline Loans may only be made as ABR Loans.

          (iii) With respect to any Swingline Loans that have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, and shall at any time Swingline Loans in an amount not less than $1,000,000 shall have been outstanding for more than 10 days, on one Business Day's notice, require each Revolving Credit Lender, including the Swingline Lender, and each Revolving Credit Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be funded as an ABR loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests the Lenders to make such Revolving Loans pursuant to this Section 2.01(c)(iii).

          (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. The Borrower irrevocably authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. Subject to compliance by the Swingline Lender with the provisions of subparagraph (vii) below, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of CommNet or any of the Subsidiaries; (D) any breach of this Agreement by any party hereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this
Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower or the Swingline Lender may have against any Lender as a result of any default by such Lender hereunder.

          (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of Swingline Loans.

          (vi) If as a result of any bankruptcy or similar proceeding Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(c), the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus 1.25%.

          (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans at any time the Swingline Lender has received written notice from the Borrower that the conditions to the making of such Swingline Loan set forth in Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

          (d) Within the limits set forth in paragraphs (b) and (c) above, the Borrower may borrow, pay or prepay and reborrow Revolving Loans and Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) at least $1,000,000 (or, in the case of Swingline Loans, $250,000) or (ii) equal to the remaining available balance of the applicable Commitments; provided that Revolving Loans used to pay Refunded Swingline Loans or to reimburse L/C Disbursements may be in the amount of such Refunded Swingline Loans or L/C Disbursements.

          (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or (except in the case of Swingline Loans) Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, (i) Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings and (ii) Borrowings of different Types, regardless of whether they commence on the same date and/or have the same interest periods, shall be considered separate Borrowings.

          (c) Subject to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, (a) in the case of any Loan made to reimburse any L/C Disbursement or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Section 2.20 or
Section 2.01(c) and (b) in the case of each Loan the proceeds of which are to be received by the Borrower, credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request; provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

          (f) The Borrower may refinance all or any part of a Revolving Credit Borrowing with another Revolving Credit Borrowing. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Credit Borrowing and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

          SECTION 2.03.  Borrowing Procedure.   In order to request a Borrowing,
the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit C (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than

12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing (and, in the case of a Term Borrowing, the Commitments pursuant to which the Loans comprising such Borrowing are to be made), and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business
Day), (iii) the amount of such Borrowing; and (iv) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

          If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

          SECTION 2.04.  Evidence of Debt; Repayment of Loans.   (a)  The
outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date and
(ii) in the case of a Term Loan, as provided in Section 2.11. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note as provided in Section 9.04(h) or otherwise, the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

          SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Closing Date, on the last day of March, June, September and December in each year (other than any such day occurring prior to the date of the Merger), and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein (but in no event prior to the date of the Merger), a commitment fee (a "Commitment Fee") on the average daily unused amount of the aggregate Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the date on which all of the Commitments of such Lender shall have terminated) at a rate per annum equal to the Applicable Margin for Commitment Fees in effect from time to time. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 days. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which all of the Commitments of such Lender shall have terminated as provided herein.

          (b) The Borrower agrees to pay from time to time (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year, and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C

Participation Fee") on such Lender's Applicable Percentage of the average daily aggregate Letter of Credit Exposure (excluding in each case the portion thereof attributable to unreimbursed Letter of Credit Disbursements), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments shall be terminated) at a rate per annum equal to the Applicable Margin for L/C Participation Fees in effect from time to time and
(ii) to the Fronting Bank, a per annum percentage separately agreed upon by the Borrower and the Fronting Bank on the aggregate stated amount of outstanding Letters of Credit, payable in arrears on the last day of March, June, September, and December in each year and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, plus, in connection with the issuance, amendment or transfer of any such Letter of Credit or any Letter of Credit Disbursement thereunder, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter dated May 23, 1997, between the Investor and the Administrative Agent at the times and in the amounts set forth therein (the "Administrative Agent Fees").

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus, in the case of (i) Tranche A Term Loans, Revolving Loans or Swingline Loans, the Applicable Margin for ABR Loans in effect from time to time, (ii) Tranche B Term Loans, 1.75%, (iii) Tranche C Term Loans, 2.00%, or (iv) Tranche D Term Loans, 2.50%.

          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus, in the case of (i) Tranche A Term Loans and Revolving Loans, the Applicable Margin for Eurodollar Loans in effect from time to time, (ii) Tranche B Term Loans, 2.75%, (iii) Tranche C Term Loans, 3.00% or (iv) Tranche D Term Loans, 3.50%.

          (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

          SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of (i) overdue Loans, overdue interest thereon, overdue Commitment Fees, overdue L/C Participation Fees or other overdue amounts owing in respect of Loans or other obligations (or the related Commitments) under a particular Tranche or in respect of the Revolving Credit Commitments or (ii) other overdue amounts owing to a Lender participating in no more than one of the Tranches or the Revolving Credit Commitments, the rate that would otherwise be applicable to ABR Loans under such Tranche or to ABR Revolving Loans, as applicable, pursuant to Section
2.06 plus 2.00% or (b) in the case of any other overdue amount, the Alternate Base Rate plus the Applicable Margin for ABR Revolving Loans plus 2.00%.

          SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date. The Commitments will be automatically and permanently terminated at 5:00 p.m., New York City time, on December 31, 1997 (or such later date to which the term of the Recapitalization Agreement may be extended as a result of the failure to obtain requisite regulatory consents for the Recapitalization, but in no event later than May 27,
1998), if the Closing Date has not occurred by that time.

          (b) Upon at least three Business Days prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the Term Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of any Commitments shall be in a minimum amount of $1,000,000 (or, if less, the remaining amount of the applicable Commitments) and (ii) in the case of any reduction of Revolving Credit Commitments, after giving effect to such reduction, the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Total Revolving Credit Exposure at the time.

          (c) The Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to any amount applied under paragraph (c) or (d) of Section 2.12 to prepay Revolving Credit Borrowings (or that would have been required to be so applied if Revolving Credit Borrowings equal to such amount had been outstanding).

          (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees and, to the extent applicable, L/C Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

          SECTION 2.10. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period, and
(c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

          (ii) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, then each resulting Term Borrowing shall satisfy the limitations specified in Sections 2.02(a) and
     (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Term Loan of such Lender resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

          (v) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

          (vi) any portion of a Eurodollar Term Borrowing that cannot be converted into or continued as a Eurodollar Term Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing; and

          (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than an Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such Installment Date and (B) the ABR Term Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings to be paid on such Installment Date.

          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

          SECTION 2.11.  Repayment of Term Borrowings.  (a) The Term
Borrowings shall be payable as to principal in the amounts and on the dates set forth below (each such date being called an "Installment Date"):

                            Tranche A      Tranche B         Tranche C          Tranche D
                            Term Loan      Term Loan         Term Loan          Term Loan
Date                           Amount         Amount            Amount             Amount

December 31, 1999          $1,250,000        $25,000           $25,000            $25,000
March 31, 2000             $1,250,000        $25,000           $25,000            $25,000
June 30, 2000              $1,250,000        $25,000           $25,000            $25,000
September 30, 2000         $1,250,000        $25,000           $25,000            $25,000
December 31, 2000          $5,000,000        $25,000           $25,000            $25,000
March 31, 2001             $5,000,000        $25,000           $25,000            $25,000
June 30, 2001              $5,000,000        $25,000           $25,000            $25,000

September 30, 2001          $5,000,000          $25,000            $25,000            $25,000
December 31, 2001           $8,750,000          $25,000            $25,000            $25,000
March 31, 2002              $8,750,000          $25,000            $25,000            $25,000
June 30, 2002               $8,750,000          $25,000            $25,000            $25,000
September 30, 2002          $8,750,000          $25,000            $25,000            $25,000
December 31, 2002          $10,000,000          $25,000            $25,000            $25,000
March 31, 2003             $10,000,000          $25,000            $25,000            $25,000
June 30, 2003              $10,000,000          $25,000            $25,000            $25,000
September 30, 2003         $10,000,000          $25,000            $25,000            $25,000
December 31, 2003          $12,500,000         $325,000            $25,000            $25,000
March 31, 2004             $12,500,000         $325,000            $25,000            $25,000
June 30, 2004              $12,500,000         $325,000            $25,000            $25,000
September 30, 2004         $12,500,000         $325,000            $25,000            $25,000
December 31, 2004          $12,500,000         $325,000           $375,000           $375,000
March 31, 2005             $12,500,000         $325,000           $375,000           $375,000
June 30, 2005              $12,500,000         $325,000           $375,000           $375,000
September 30, 2005         $12,500,000         $325,000           $375,000           $375,000
December 31, 2005                   $0         $325,000           $375,000           $375,000
March 31, 2006                      $0         $325,000           $375,000           $375,000
June 30, 2006                       $0         $325,000           $375,000           $375,000
September 30, 2006                  $0      $96,025,000           $375,000           $375,000
December 31, 2006                   $0               $0           $375,000           $375,000
March 31, 2007                      $0               $0        $96,125,000           $375,000
June 30, 2007                       $0               $0                 $0           $375,000
September 30, 2007                  $0               $0                 $0       $275,375,000

          (b) (i) Each prepayment of principal of the Term Borrowings pursuant to Section 2.12 shall be applied to (w) the Tranche A Term Borrowings, (x) the Tranche B Term Borrowings, (y) the Tranche C Term Borrowings and (z) the Tranche D Term Borrowings ratably in accordance with the respective amounts thereof and shall reduce scheduled payments and reductions required under paragraph (a) above after the date of such prepayment or reduction in the scheduled order of maturity (the entire preceding content of this subsection 2.11(b) being referred to as the "Standard Prepayment Schedule"); provided that (A) the first $50,000,000 (hereinafter referred to as the "Initial Payment") in the aggregate of (1) Mandatory Prepayments on account of Excess Cash Flow and (2) Optional Prepayments (other than Optional Prepayments which are designated by the Borrower as subject to application under the Standard Prepayment Schedule) shall be applied, first to prepay Tranche A Borrowings in full in scheduled order of maturity and, second, after the Tranche A Borrowings have been paid in full, in accordance with the Standard Prepayment Schedule; (B) Lenders of Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Borrowings may (1) decline any Mandatory Prepayment described in Section 2.12(c) or (d) or (2) if the Borrower shall in the applicable notice of prepayment give the Lenders of Tranche B Loans, Tranche C Loans and Tranche D Loans the right to decline an Optional Prepayment, to decline such Optional Prepayment, and in such event, the amount of any prepayment which is so declined shall be applied to prepay Tranche A Term Borrowings and such Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings as are held by Lenders who did not decline such prepayment, ratably in accordance with the respective amounts thereof (and, after the Tranche A Term Borrowings and such Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings shall have been paid in full, the Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings of such declining Lenders, ratably in accordance with the respective amounts thereof), and shall reduce scheduled prepayments and reductions required under paragraph (a) above after the date of such prepayment or reduction in the scheduled order of maturity; and (C) the Borrower shall be entitled, at its election, to require that any Optional Prepayment be used solely to prepay Tranche D Term Borrowings, and in such event, such Optional Prepayment shall be used to reduce scheduled prepayments of the Tranche D Borrowings required under paragraph (a) above after the date of such prepayment in the scheduled order of maturity; provided further that, in order to so prepay, the Borrower shall notify the Administrative Agent as provided in Sections 2.12(a), (c) and (d), which notice shall comply with the provisions of Section 2.12(e). In the case of an Optional Prepayment, if the notice delivered by the Borrower shall fail to specify an Election, then such Optional Prepayment shall be applied to Term Borrowings according to the Standard Prepayment Schedule.

          (ii)  If a prepayment is a Mandatory Prepayment and is either (x) both
(A) on account of Excess Cash Flow and (B) not part of the Initial Payment or
(y) on account of Net Proceeds, then (1) the Administrative Agent shall within two Business Days after receiving the notice from the Borrower specified in Sections 2.12(a), (c) and (d) and complying with Section 2.12(e), notify by written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) the Lenders of Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings of the Nature of the Prepayment and the date and amount of the prepayment and (2) each such Lender of Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings shall, if it wishes to decline such prepayment, so notify the Administrative Agent prior to the date two Business Days before the date of such prepayment by written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) (if a Lender shall fail to so timely notify the Administrative Agent, such Lender shall be deemed to have affirmatively elected to accept such prepayment).

          (iii) If a prepayment is an Optional Prepayment that does not constitute part of the Initial Payment and the Borrower has granted Lenders of Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings the option to decline such prepayment, then (1) the Administrative Agent shall within two Business Days after receiving the notice from the Borrower specified in Sections 2.12 (a), (c), and (d) and complying with Section 2.12(e), notify by written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) the Lenders of Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings of the Nature of the Prepayment and the amount of the prepayment and (2) each such Lender of Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings shall, if it wishes to decline such prepayment, so notify the Administrative Agent prior to the date two Business Days before the date of such prepayment by written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) (if a Lender shall fail to so timely notify the Administrative Agent, such Lender shall be deemed to have affirmatively elected to accept such prepayment).

          (c) To the extent not previously paid or reduced, (i) all Tranche A Term Borrowings shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Borrowings shall be due and payable on the Tranche B Maturity Date, (iii) all Tranche C Term Borrowings shall be due and payable on the Tranche C Maturity Date, and (iv) all Tranche D Term Borrowings shall be due and payable on the Tranche D Maturity Date. Each repayment of Term Borrowings pursuant to this Section 2.11 shall be subject to Section 2.15 but shall otherwise be without premium or penalty. Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

          SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three (or, in the case of prepayments of Term Borrowings which are the subject of Section 2.11(b)(iii), seven) Business Days prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (each such prepayment, an "Optional Prepayment"); provided, however, that (i) each partial prepayment (other than of a Swingline Loan) shall be in an amount which is at least $1,000,000 (or, if less, the aggregate outstanding amount under the applicable Tranche or, in the case of Swingline Loans, at least $100,000) and (ii) each prepayment of Term Borrowings shall be applied as set forth in paragraph (b) of Section 2.11.

          (b) In the event of any termination of the Revolving Credit Commitments, the Borrower shall on the date of such termination repay or prepay all its outstanding Swingline Loans and Revolving Credit Borrowings, reduce the Letter of Credit Exposure to zero and cause all Letters of Credit to be canceled and returned to the Fronting Bank. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower, the Swingline Lender, the Fronting Bank and the Revolving Credit Lenders of the Total Revolving Credit Exposure and (ii) if after giving effect to such reduction the Total Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction, as applicable, repay or prepay Swingline Loans and other Revolving Credit Borrowings or reduce the Letter of Credit Exposure, in an aggregate amount sufficient to eliminate any such excess. Notwithstanding the foregoing, on the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings and Swingline Loans as shall be necessary in order that the Total Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment after giving effect to such termination or reduction.

          (c) The Borrower shall apply an amount equal to all Net Proceeds within five Business Days following receipt thereof by CommNet or any Subsidiary to prepay Term Borrowings (and, after the Term Borrowings have been paid in full, to reduce permanently, repay or prepay, as the case may be, Swingline Loans and other Revolving Borrowings, the Letter of Credit Exposure, the Letter of Credit Commitment and the Revolving Credit Commitments).

          (d) Not later than 90 days after the end of each fiscal year of CommNet, commencing with the fiscal year ending September 30, 1999, the Borrower shall calculate Excess Cash Flow for such fiscal year and shall apply a percentage of such Excess Cash Flow equal to the Excess Cash Flow Percentage for such fiscal year to prepay Term Borrowings and, after the Term Borrowings have been paid in full, to reduce permanently the Revolving Credit Commitments and to reduce, repay or prepay, as the case may be, Swingline Loans and other Revolving Borrowings and the Letter of Credit Exposure. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each fiscal year under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

          (e)  Each notice of prepayment or reduction pursuant to this Section
2.12 shall specify (i) whether the prepayment shall be a Mandatory Prepayment or an Optional Prepayment, (ii) in the case of a Mandatory Prepayment, whether such prepayment is on account of Excess Cash Flow or Net Proceeds (the information required by the immediately preceding clauses (i) and (ii) shall be defined as the "Nature of the Prepayment") and if such prepayment is part of the Initial Payment, (iii) in the case of an Optional Prepayment, (x) where such Optional Prepayment is part of the Initial Payment, whether the Borrower has elected to apply such prepayment solely to Tranche A Term Loans or to apply such prepayment to Tranche A Term Loans, Tranche B Term Loans,

Tranche C Term Loans and Tranche D Term Loans, or (y) where such Optional Prepayment is not part of the Initial Payment, whether the Borrower has elected to apply such Optional Prepayment solely to Tranche D Term Loans (in each case of (x) and (y), such election required by this clause (iii) shall be referred to as an "Election"), (iv) the prepayment date and (v) the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments and reductions under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

          (f) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the ABR Loans outstanding under the Tranches required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the ends of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(f) and (ii) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

          SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or the Fronting Bank by the jurisdiction in which such Lender or the Fronting Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or the Fronting Bank or shall impose on such Lender or the Fronting Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the Letter of Credit Commitment or any Eurodollar Loans of such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining its Letter of Credit Exposure, its Letter of Credit Commitment or any Eurodollar Loan (or, in the case of the Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower will pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

          (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) In the event any Lender or the Fronting Bank delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender or the Fronting Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower; provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and the Fronting Bank to such assignment, (iii) the Borrower shall have paid to the assigning Lender or the Fronting Bank all monies accrued and owing hereunder to it (including pursuant to this Section 2.13) and (iv) in the case of a required assignment by the Fronting Bank, all outstanding Letters of Credit issued by the Fronting Bank shall be canceled and returned to the Fronting Bank.

          (e) Promptly after any Lender or the Fronting Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or the Fronting Bank will notify the Borrower thereof. Failure on the part of any Lender or the Fronting Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period; provided that the Borrower shall not be under any obligation to compensate any Lender or the Fronting Bank under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Fronting Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions;

provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender and the Fronting Bank regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

          SECTION 2.16.  Pro Rata Treatment.  Except as required under Section
2.14 and subject to Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reimbursement of Letter of Credit Disbursements, each payment of the Commitment Fees or L/C Participation Fees, each reduction of the Term Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans or participations in Letter of Credit Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing or Letter of Credit Disbursement, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or Letter of Credit Disbursement, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

          SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Letter of Credit Disbursement as a result of which the unpaid principal portion of its Loans or Letter of Credit Disbursements shall be proportionately less than the unpaid principal portion of the Loans or Letter of Credit Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Loans or Letter of Credit Disbursements of such other Lender, so that the aggregate unpaid principal amount of the Loans or Letter of Credit Disbursements and interests in Loans or Letter of Credit Disbursements held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans or Letter of Credit Disbursements then outstanding as the principal amount of its Loans or Letter of Credit Disbursements prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or Letter of Credit Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in a Loan or Letter of Credit Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or Letter of Credit Disbursement directly for the benefit of, the Borrower in the amount of such interest.

          SECTION 2.18. Payments. (a) The Borrower shall make each payment without setoff or counterclaim (including principal of or interest on any Borrowing or Letter of Credit Disbursement or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, Attention of Loan and Agency Services Group, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 021000021, Account Number 323514685. The Administrative Agent shall distribute such payments to the Lenders and the Fronting Bank promptly upon receipt in like funds as received.

          (b) Whenever any payment (including principal of or interest on any Borrowing or Letter of Credit Disbursement or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.19. Taxes. (a) Any and all payments by the Borrower to the Administrative Agent, the Fronting Bank or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, the Fronting Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, the Fronting Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, the Fronting Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, the Fronting Bank and the Administrative Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, the Fronting Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this
Section 2.19, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the Fronting Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or the Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the Fronting Bank or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender, the Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the

Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, the Fronting Bank or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender, the Fronting Bank or the Administrative Agent fails to comply with the requirements of paragraph (f) and paragraph (g) of this Section 2.19.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender, the Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender, the Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), the Fronting Bank or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender, the Fronting Bank or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender, the Fronting Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, the Fronting Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense. If any Lender, the Fronting Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, the Fronting Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund); provided that the Borrower, upon the request of such Lender, the Fronting Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, the Fronting Bank or the Administrative Agent in the event such Lender, the Fronting Bank or the Administrative Agent is required to repay such refund to the relevant taxing authority.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Fronting Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments.

          (f) Each Lender, the Fronting Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of the Fronting Bank or such Lender, it will (i) deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States Federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or
(ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, (A) deliver to the Borrower and the Administrative Agent
(I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) an Internal Revenue Service Form W-8; (B) deliver to the Borrower and the Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. In the case of a Lender providing a Form 1001 or 4224, such Lender also agrees to provide a Form W-8 or W-9, certifying that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a participant pursuant to
Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for the Fronting Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

          (g) The Fronting Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower or to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of the Fronting Bank or such Lender, be otherwise disadvantageous to the Fronting Bank or such Lender.

          (h) Nothing contained in this Section 2.19 shall require any Lender or the Fronting Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

          SECTION 2.20. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section 2.20(a) shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in the aggregate stated amount of the outstanding Letters of Credit at any time exceeding $10,000,000.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to request that the Fronting Bank amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Letter of Credit, or identifying any Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit to be issued, amended, renewed or extended, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit or accomplish such issuance, amendment, renewal or extension. Following receipt of such notice and prior to the issuance, amendment, renewal or extension of any Letter of Credit, the Administrative Agent shall notify the Borrower and the Fronting Bank of the amount of the Total Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Loans and Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance, amendment, renewal or extension of such Letter of Credit. Each Letter of Credit shall be issued, amended, renewed or extended subject to the terms and conditions and relying on the representations and warranties of CommNet and the Borrower set forth herein, and in any case only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, the Total Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment in effect at such time. Any Letter of Credit may be issued by the Fronting Bank through its affiliate, Chase, and in the event of any such issuance, all references herein and in the other Loan Documents to the term "Fronting Bank" shall, with respect to such Letter of Credit, be deemed to refer to Chase, in such capacity, as the context shall require.

          (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in the Total Revolving Credit Exposure exceeding the Total Revolving Credit Commitment in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (i) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the Fronting Bank, in its sole discretion, in order to effect such renewal or extension) and (ii) the Revolving Credit Commitments will not be reduced pursuant to Section 2.09.

          (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Revolving Credit Lenders, the Fronting Bank will grant to each Revolving Credit Lender, and each such Lender will acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Fronting Bank, such Revolving Credit Lender's Applicable Percentage of each Letter of Credit Disbursement made by the Fronting Bank under such Letter of Credit and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (e) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Fronting Bank shall make any Letter of Credit Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent, on or before the Business Day immediately following the date of such Letter of Credit Disbursement, an amount equal to such Letter of Credit Disbursement. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Revolving Credit Borrowing), then (i) such unpaid amount shall bear interest, for each day from and including such Business Day to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans that are Revolving Loans pursuant to Section 2.07(b) (provided that the 2.00% per annum margin referred to therein shall not be applicable until the first Business Day after the Borrower receives notice from the Administrative Agent that such Letter of Credit Disbursement has been or will be made), (ii) the Administrative Agent shall notify the Fronting Bank and the Revolving Credit Lenders thereof, (iii) each Revolving Credit Lender shall comply with its obligation under paragraph
(d) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and (iv) the Administrative Agent shall promptly pay to the Fronting Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall promptly pay to the Fronting Bank on a pro rata basis with respect to outstanding Letter of Credit Disbursements any amounts received by it from the Borrower pursuant to this paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear.

          (f) Obligations Absolute. The Borrower's obligations to reimburse Letter of Credit Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting
     Bank) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Fronting Bank shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

          (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; provided that payment by the Fronting Bank shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

          (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder; provided that such act or omission shall not have constituted gross negligence or wilful misconduct of the Fronting Bank.

          (g) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Fronting Bank has made or will make a Letter of Credit Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such Letter of Credit Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

          (h) Interim Interest. If the Fronting Bank shall make any Letter of Credit Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such Letter of Credit Disbursement in full on such date, the unpaid amount shall bear interest for the account of the Fronting Bank, for each day from and including the date of such Letter of Credit Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (e) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

          (i) Liability of the Fronting Bank. Without limiting the generality of paragraph (f) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank, except as otherwise expressly provided in said paragraph (f). However, nothing in this Agreement shall be construed to excuse the Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law)
suffered by the Borrower that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph
(f), (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face
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                                                                              62

appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Fronting Bank.

          (j) Resignation or Removal of the Fronting Bank. The Fronting Bank may resign at any time by giving 180 days prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Administrative Agent and the Lenders, subject in each case to the appointment by the Borrower of a replacement Fronting Bank reasonably satisfactory to the Administrative Agent; provided that the Fronting Bank may not resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (j), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank (which shall be a Lender), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees of the Fronting Bank pursuant to
Section 2.05(b)(ii). The acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Fronting Bank shall have all the rights and obligations of the previous Fronting Bank under this Agreement and the other Loan Documents and
(ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal (including the right to receive accrued and unpaid fees pursuant to Section 2.05(b)(ii)), but shall not be required to issue additional Letters of Credit.

          (k) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) of such Event of Default and the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal
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                                                                              63

to the Letter of Credit Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent (provided that the Collateral Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for Letter of Credit Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          Each of CommNet and the Borrower represents and warrants to each of the Lenders that effective as of the Closing Date and each Borrowing Date (provided that all representations and warranties in this Article III with respect to Non-Controlled Downstream Affiliates are made to the best knowledge of CommNet and the Borrower; and provided, further, that CommNet and the Borrower will use diligent efforts to ensure that the information in Section
3.08 is accurate) that:

          SECTION 3.01. Organization; Powers. Each of CommNet and the Downstream Affiliates (a) is a corporation, partnership or company duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, except in the case of a person other than CommNet, the Borrower or, other than with respect to good standing, any Subsidiary Guarantor, where the failure to be so could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except in the case of a person other than CommNet, the Borrower or any Subsidiary Guarantor, where the failure to have such power or authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate, partnership or company power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

          SECTION 3.02. Authorization. Except as set forth in Schedule 3.02, the execution, delivery and performance by CommNet and the other Loan Parties of each of the Loan Documents to which they are a party, and, in the case of the Investor and CommNet, the Recapitalization Agreement, and the borrowings hereunder, the Recapitalization and the other transactions contemplated hereby and thereby (collectively, the "Transactions") (a) have been duly authorized by all corporate and stockholder or other action required to be obtained by the Investor, CommNet and the other Loan Parties and, except to the extent failure to obtain such action could not reasonably be expected to result in a Material Adverse Effect, by any corporate or stockholder or other action required of any other party to the Recapitalization and (b) will not (i) violate (A) any provision of law, statute, rule, regulation, license, permit or authorization, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Investor, CommNet or any Downstream Affiliate, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which CommNet or any Downstream Affiliate is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or
(iii) result in the cancelation or termination of any License now held or hereafter obtained by CommNet or any Downstream Affiliate which cancelation or termination could reasonably be expected to, individually or in the aggregate with other such cancellations and terminations, result in a Material Adverse Effect or in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by CommNet or any Downstream Affiliate, other than the Liens created by the Loan Documents.

          SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by CommNet and the Borrower and constitutes, and each other Loan Document when executed and delivered by CommNet, the Borrower and each other Loan Party which is party thereto will constitute, a legal, valid and binding obligation of CommNet, the Borrower and such Loan Party enforceable against CommNet, the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) such as have been made or obtained and are in full force and effect,
(c) filings with, and the consent of, the FCC with respect to the Recapitalization, (d) notice filings not requiring consents to be made in the ordinary course, (e) such filings or approvals as may be necessary to realize upon any Collateral or to exercise any remedy with respect to any Collateral, and (f) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.05. Financial Statements. CommNet has heretofore furnished to the Lenders (a) its consolidated balance sheet and consolidated income statement as of and for the fiscal year ended September 30, 1996, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants and (b) its consolidated balance sheet and consolidated income statement as of and for the fiscal period ended June 30, 1997. Such financial statements present fairly the financial condition and results of operations of CommNet and its consolidated subsidiaries as of such dates and for such periods. None of the Investor, CommNet and the Subsidiaries has or shall have as of the Closing Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or the notes thereto. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the assets, business, properties, financial condition or results of operations of CommNet and the Subsidiaries and Borrowing Affiliates, taken as a whole, since March 31, 1997.

          SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)
Each of CommNet and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens not prohibited by Section 6.02.

          (b) Each of CommNet and the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of CommNet and the Downstream Affiliates enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to the Borrower and the Downstream Affiliates, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

          (c) After giving effect to the Recapitalization, each of CommNet and the Downstream Affiliates owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto, including each of the Licenses, necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.08. Downstream Affiliates. Schedule 3.08 sets forth as of the date hereof the name and jurisdiction of organization of each Downstream Affiliate and, as to each such Downstream Affiliate, (a) the percentage of each class of Capital Stock thereof owned directly or indirectly by CommNet; (b) in the case of any Downstream Affiliate that is (i) a Borrowing Affiliate, (ii) a guarantor of an Affiliate Advance or (iii) in a market in which there is a management agreement with CommNet, the Borrower or a Wholly Owned Subsidiary for the operation of a System, any Licenses issued by the FCC and relating to the operation of a System which are held thereby; (c) any credit facility (each an "Affiliate Advance Facility") providing for loans or advances ("Affiliate Advances") to any such Downstream Affiliate other than those that are Wholly Owned Subsidiaries (each, a "Borrowing Affiliate"), and the amount of outstanding Affiliate Advances to such Borrowing Affiliate as of June 30, 1997 (the "Measurement Date"), in each case from the Borrower, CommNet or any Wholly Owned Subsidiary, and in each case indicating (i) the final maturity date and final commitment termination date with respect thereto, (ii) whether any material provision of such Affiliate Advance Facility has been amended or waived since the Measurement Date, (iii) whether any additional commitments to make Affiliate Advances have been made since the Measurement Date, (iv) whether the collateral securing such Affiliate Advance Facility or any guarantee of the Affiliate Advances thereunder includes (A) an equity interest in a person or (B) a direct interest in a System and other tangible assets (including interests in Licenses, to the extent permitted by law), (v) whether the interest in such collateral described in the immediately preceding clause (iv) purports to constitute a first priority lien, and, in the case of interests
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                                                                              67

which are not of first priority, the name of the persons, if any, holding consensual security interests which are senior to such interests held by the Borrower, CommNet or such Wholly Owned Subsidiary, as the case may be, and (vi) the amount of any unfunded commitments under such Affiliate Advance Facility as of the Measurement Date; (d) the amount outstanding as of March 31, 1997 of Indebtedness (other than Affiliate Advances) of each Borrowing Affiliate and each Downstream Affiliate (in the case of Non-Controlled Downstream Affiliates, to the best knowledge of CommNet and the Borrower) in which any Borrowing Affiliate directly or indirectly owns Capital Stock; (e) the maximum amount as of the date hereof of Indebtedness (other than Affiliate Advances) of each Borrowing Affiliate and each Downstream Affiliate in which any Borrowing Affiliate owns Capital Stock which is permitted to be outstanding at any time under the relevant Affiliate Advance Facility; (f) any restrictions on dividends and distributions which can be made by any Downstream Affiliate that is a Subsidiary, a Borrowing Affiliate or a Downstream Affiliate in which a Borrowing Affiliate directly or indirectly owns Capital Stock; (g) any obligation (and the amount thereof) of CommNet, any Subsidiary or any Borrowing Affiliate to make capital contributions to any Downstream Affiliate; and (h) whether CommNet has entered into a management agreement with any Downstream Affiliate.

          SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of CommNet, threatened against or affecting CommNet or any Downstream Affiliate or any business, property or rights of any such person (i) that involve any Loan Document or, as of the Closing Date, the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Recapitalization.

          (b) None of CommNet and the Downstream Affiliates or their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any Environmental Law), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. Agreements. (a) None of the Investor, CommNet and the Downstream Affiliates is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (b) None of CommNet and the Downstream Affiliates is in default in any manner under any provision of any indenture or other agreement or instrument evidencing

Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

          SECTION 3.11. Federal Reserve Regulations. (a) None of CommNet and the Downstream Affiliates is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

          SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of CommNet and the Downstream Affiliates is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

          SECTION 3.14. Tax Returns. Each of CommNet and the Subsidiaries has timely filed or caused to be timely filed all Federal, and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which CommNet or such Subsidiary has set aside on its books adequate reserves in
accordance with GAAP.   Each of CommNet and the Subsidiaries has paid in full or
made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Closing Date, with respect to each of CommNet and the Subsidiaries (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested,
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                                                                              69

(c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

          SECTION 3.15. No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Investor, CommNet or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum (the "Information Memorandum") dated July 1997, relating to CommNet and the Borrower), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Recapitalization or of CommNet and the Downstream Affiliates taken as a whole.

          (b) All financial projections concerning CommNet and the Downstream Affiliates that are or have been made available to the Administrative Agent or any Lender by the Investor, CommNet, the Borrower or any Subsidiary have been or will be prepared in good faith based upon assumptions believed by CommNet and the Borrower to be reasonable.

          SECTION 3.16. Employee Benefit Plans. Each of CommNet, the Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which CommNet, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $1,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $1,000,000 the value of the assets of all such underfunded Plans. None of CommNet, the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of CommNet, the Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

          SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

          (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently owned or currently or formerly operated by CommNet, the Borrower and the Downstream Affiliates (the "Properties") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) would reasonably be expected to give rise to an Environmental Claim which, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or (iii) could reasonably be expected to impair materially the fair saleable value of any Property material to CommNet and the Downstream Affiliates taken as a whole;

          (b) The Properties and all operations of CommNet and the Downstream Affiliates are in compliance, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

          (c) None of CommNet and the Downstream Affiliates has received any written notice of an Environmental Claim in connection with the Properties or the operations of CommNet or any of the Downstream Affiliates or with regard to any person whose liabilities for environmental matters CommNet or any of the Downstream Affiliates has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

          (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability to CommNet or any Downstream Affiliate under any Environmental Law, nor have any of CommNet and the Downstream Affiliates retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect; and

          (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens not prohibited by
     Section 6.02.

          SECTION 3.18. Capitalization of CommNet and the Borrower. (a) The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for each of CommNet and the Borrower is set forth on Schedule 3.18(a) as of the Closing Date. All outstanding shares of Capital Stock of CommNet and the Borrower are fully paid and nonassessable and, in the case of the Borrower, are free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents. After giving effect to the Recapitalization, CommNet shall own all outstanding shares of Capital Stock of the Borrower and the Fund and the Participants shall own approximately 87% of the outstanding shares of Capital Stock of CommNet.

          (b) As of the Closing Date, except as set forth on Schedule 3.18(b), there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plans or similar plans) of any nature relating to any Capital Stock of CommNet or any Wholly Owned Subsidiary.

          SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Pledged Stock, together with duly executed stock transfer powers and the required consents of other equity owners of Downstream Affiliates, are delivered to the Collateral Agent (or, as applicable in the case of uncertificated Capital Stock or Capital Stock of foreign Downstream Affiliates, the requisite filings or registrations are made), the Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Stock, in each case prior and superior in right to any other person; provided that such Pledged Stock will be subject to rights of first refusal and buy-sell provisions contained in agreements with other equity owners of Downstream Affiliates.

          (b) Each of the Security Agreement and the Collateral Account Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral subject thereto (as defined, respectively, in the Security Agreement and the Collateral Account Agreement) and, when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement and, in the case of equity interests in Downstream Affiliates and related contract rights under the related partnership or comparable agreement, when the required consents of other equity owners of Downstream Affiliates are received and, in the case of cash included in the Collateral under the Collateral Account Agreement, when such cash is deposited in the Collateral Account, each of the Security Agreement and the Collateral Account Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent contemplated therein and subject to Section 9-306 of the Uniform Commercial Code, and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens not prohibited by Section 6.02.

          (c) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreement), and when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement and the Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Intellectual Property Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent contemplated therein and subject to Section 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof), other than with respect to the rights of persons pursuant to Liens expressly permitted by
Section 6.02.

          SECTION 3.20. Labor Matters. Except as set forth in Schedule 3.20, there are no strikes, lockouts or slowdowns pending or threatened against CommNet or any Downstream Affiliate which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of CommNet and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from CommNet or any Downstream Affiliate or for which any claim may be made against CommNet or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of CommNet or such Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which CommNet or any Subsidiary (or any predecessor) is a party or by which CommNet or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to CommNet and the Downstream Affiliates taken as a whole.

          SECTION 3.21. Insurance. Schedule 3.21 sets forth a true, complete and correct description of all insurance maintained by CommNet or the Borrower or by CommNet or the Borrower for its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. CommNet or the Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities (and with such deductibles and exclusions) as are in accordance with normal industry practice.

          SECTION 3.22. Solvency. (a) Immediately after the consummation of the Transactions and the other transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of CommNet and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of CommNet and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of CommNet and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of CommNet and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) CommNet and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) CommNet and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted and are proposed to be conducted following the Closing Date.

          (b) Neither CommNet nor the Borrower intends to, neither will permit any Subsidiary Controlled by it to, and neither believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

          SECTION 3.23. FCC Compliance; Licenses. (a) Each of CommNet and the Downstream Affiliates is in compliance with the Communications Act, except where non-compliance therewith could not reasonably be expected to result in a Material Adverse Effect.

          (b) Each of CommNet and the Subsidiaries has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

          (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to result in a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of CommNet or any Downstream Affiliate under any License held by CommNet or any Downstream Affiliate in any respect which could reasonably be expected to result in a Material Adverse Effect.

          (d) CommNet and the Subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects.

          (e) The Borrower and CommNet have no reason to believe that each License of CommNet and its Downstream Affiliates will not be renewed in the ordinary course, except where the failure of any such Licenses to be so renewed, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV.  CONDITIONS OF LENDING

          The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:
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                                                                              75

          SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance or renewal of a Letter of Credit (other than a Borrowing in which Revolving Loans are refinanced with new Revolving Loans as contemplated by Section 2.02(f) without any increase in the aggregate principal amount of Revolving Loans outstanding and any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(b).

          (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this Section 4.01) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02.  First Credit Event.  On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Fronting Bank, a favorable written opinion of
     (i) (A) Simpson Thacher & Bartlett and (B) Ireland, Stapleton, Pryor & Pascoe, P.C. and/or other counsel reasonably acceptable to the Administrative Agent, each counsel for CommNet and the Borrower, substantially to the effect set forth in Exhibit K-1 and Exhibit K-2, respectively, and (ii) Communications Act counsel for CommNet and the Borrower, substantially to the effect set forth in Exhibit K-3, in each case (A) dated the Closing Date, (B) addressed to the Fronting Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request. Each of the Investor, CommNet and the Borrower hereby instructs its counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Fronting Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or, in the case of CommNet, following the Merger, the Secretary of CommNet) of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Fronting Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

          (d) The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by a Financial Officer of and on behalf of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) Each of the Guarantee Agreements and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

          (g) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and (i) all outstanding Capital Stock of the Borrower shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and (ii) CommNet and the Borrower shall have used their reasonable best efforts to duly and validly pledge under the Pledge Agreement Capital Stock in Downstream Affiliates such that the aggregate combined EBITDA of CommNet and the Downstream Affiliates with respect to which (A) all of the Capital Stock held by CommNet or a Wholly Owned Subsidiary has been so pledged or (B) to the extent not included in (A) above, Affiliate Advances have been pledged under the Loan Documents (but excluding in the case of clause (B) EBITDA of such Downstream Affiliates to the extent in excess of such Affiliate Advances to such Downstream Affiliates on the Closing Date), in each case to the extent included in Financed Proportionate EBITDA, represents at least 80% of the Financed Proportionate EBITDA for fiscal year 1997 projected by CommNet, based on the projections previously delivered by CommNet to the Administrative Agent (CommNet represents that such projections were made in good faith as of the date of delivery to the Administrative Agent and are consistent with the projections and assumptions set forth in the Information Memorandum) to the Collateral Agent for the ratable benefit of the Secured Parties and, in the case of certificated shares, certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

          (h) The Security Agreement, the Intellectual Property Security Agreement and the Collateral Account Agreement shall have been duly executed by the Loan Parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in each such agreement (subject to any Lien expressly permitted by Section 6.02) shall have been delivered to the Collateral Agent.

          (i) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings made with respect to CommNet, the Borrower and each other Loan Party in the states in which the chief executive office of each such person is located and the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding paragraph, together with copies of the financing statements disclosed by such search, accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement would be permitted under
     Section 6.02 or have been, or on or prior to the Closing Date will be, released. The Administrative Agent shall have received duly executed documentation evidencing the termination of (i) all the security interests granted in the Pledged Stock and in any other Collateral in connection with the Existing Credit Facility or otherwise and (ii) each obligation of CommNet or any Wholly Owned Subsidiary in respect of each letter of credit or portion thereof being replaced with the Letters of Credit to be issued simultaneously with the initial Credit Event hereunder.

          (j) The Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

          (k) The Recapitalization shall have been consummated (i) simultaneously with the initial Credit Event hereunder in accordance with applicable law and the Recapitalization Agreement and all related documentation and (ii) other than as set forth in (i) above, on terms reasonably satisfactory to Chase; and the conditions to the Investor's obligations set forth in the Recapitalization Agreement shall have been satisfied without giving effect to any waiver or amendment in any manner materially adverse to the Lenders that was not approved by the Required Lenders. Chase shall be satisfied that the aggregate level of fees and expenses paid in connection with the Recapitalization, the financing therefor and the other Transactions shall not exceed by a material amount the amount previously disclosed to Chase.

          (l) The Equity Contributions shall have been made, or shall be made simultaneously with the initial Credit Event hereunder, on terms satisfactory to the Lenders; and the Investor shall have received net proceeds of not less than $141,800,000 therefrom.

          (m) The Pre-Closing Debt Securities shall have been repurchased or redeemed or amended, or shall be repurchased or redeemed or amended simultaneously with the initial Credit Event hereunder, in amounts, at prices and on terms satisfactory in all respects to Chase and all significant negative and, if any, financial covenants benefitting holders of the Pre-Closing Debt Securities and all change in control or similar provisions contained therein shall have been effectively eliminated.

          (n) The Borrower shall have terminated and repaid, or shall terminate and repay simultaneously with the initial Credit Event hereunder, in full all Indebtedness outstanding under, the Existing Credit Facility, and all Liens in respect thereof shall have been, or will contemporaneously with the initial Credit Event hereunder be, released.

          (o) After giving effect to the Recapitalization and the other Transactions, (i) CommNet and the Subsidiaries shall have outstanding no preferred stock and no Indebtedness other than the Loans hereunder and Indebtedness otherwise permitted under Section 6.01 and (ii) the Borrower shall have outstanding no equity interest that is not directly owned by CommNet and pledged to the Collateral Agent under the Pledge Agreement.

          (p) There shall have been no material adverse change in the assets, business, properties, financial condition or results of operations of CommNet and the Downstream Affiliates on a combined basis since March 31, 1997.

          (q) The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of CommNet as of March 31, 1997, together with a certificate of CommNet, dated the Closing Date and signed by a Financial Officer of CommNet, to the effect that such statement fairly presents the pro forma financial position of CommNet and the Subsidiaries in accordance with GAAP (except to the extent otherwise noted) after giving effect to the Credit Events to occur on the Closing Date and the Recapitalization (and assuming the initial Credit Events and the Recapitalization occurred on March 31, 1997), and the Lenders shall be reasonably satisfied that such balance sheet and the transactions in connection with the Recapitalization and the financing arrangements contemplated hereby are consistent with the schedule of sources and uses of funds delivered to the Lenders prior to the date hereof and are not materially inconsistent with the Information Memorandum and the information, the projections or the financial model contained therein. CommNet shall also have provided such other financial information as the Lenders shall reasonably have requested in connection with the Recapitalization.

          (r) All requisite material Governmental Authorities and all material third parties shall have approved or consented to the Transactions to the extent required, all applicable antitrust appeal periods, if any, shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Recapitalization or the consummation of the other Transactions.

          (s) The Lenders shall have received a solvency letter in form and substance satisfactory to Chase from Murray Devine & Co. or another valuation firm acceptable to the Administrative Agent, together with other evidence reasonably requested by the Lenders as to the solvency of CommNet and the Subsidiaries on a consolidated basis, after giving effect to the Recapitalization and the consummation of the other Transactions.


ARTICLE V. AFFIRMATIVE COVENANTS

          Each of CommNet and the Borrower covenants and agrees with each Lender that from and after the Closing Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of CommNet and the Borrower will, and will cause each of the Controlled Downstream Affiliates to:

          SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries (other than the Borrower) if the assets thereof to the extent they exceed estimated liabilities are acquired by the Borrower or a Subsidiary in proportion to such ownership interest in such liquidation or dissolution; provided that Subsidiaries that are Guarantors may not be liquidated into Subsidiaries that are not Guarantors.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses (including Licenses), permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any Environmental Law) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

          SECTION 5.02. Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses; maintain such other insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law or any other Loan Document.

          SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and CommNet or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that CommNet or one of the Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $5,000,000 in the aggregate.

          SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of CommNet and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of CommNet and the Subsidiaries on a consolidated basis in accordance with GAAP, together with a written discussion by management of annual results compared to prior year results;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of CommNet and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of CommNet, on behalf of the Borrower, or the Borrower as fairly presenting the financial condition and results of operations of CommNet and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments, together with a written discussion by management of quarterly results and year-to-date results compared to prior year results;

          (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer of CommNet, on behalf of the Borrower, or the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11, 6.12 and 6.13 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Borrower instead of from such accounting firm);

          (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by CommNet or any Subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

          (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of CommNet and the Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer of CommNet, on behalf of the Borrower, or the Borrower reconciling such changes to what the financial statements would have been without such changes;

          (f) within 90 days after the beginning of each fiscal year, a copy of an operating and capital expenditure budget for such fiscal year;

          (g) promptly following the creation of or acquisition of Capital Stock in any Downstream Affiliate, a certificate from a Responsible Officer identifying such new Downstream Affiliate and the ownership interest (direct or indirect) of CommNet therein;

          (h) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of CommNet or any Subsidiary;

          (i) simultaneously with the date of delivery of any financial statements pursuant to paragraph (a) above (or by such other date as the Administrative Agent shall reasonably request), a schedule substantially in the form of Schedule 3.08 containing such information as shall be necessary to update such Schedule 3.08 such that Section 3.08, by reference to such updated schedule so furnished, will be true in all material respects as of the last day of the fiscal year to which such financial statements relate (or, in the case of such request of the Administrative Agent, as of the day 60 days (100 days in the case of information required to be disclosed by Section 3.08(d)) prior to the date such updated schedule is so furnished); and

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of CommNet, the Borrower or any other Non-Controlled Downstream Affiliate (if the Borrower possesses or has the ability to obtain such information), or Controlled Downstream Affiliate, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

          SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of CommNet or the Borrower obtains actual knowledge thereof:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against CommNet or any Downstream Affiliate in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and a notice of any material adverse development in such action, suit or proceeding; and

          (c) any other development specific to CommNet or any Downstream Affiliate that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of CommNet, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that CommNet, the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by CommNet, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by CommNet, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through
(iv) above, could reasonably be expected to result in liability of CommNet or any Subsidiary in an aggregate amount exceeding $10,000,000.

          SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of CommNet or any Subsidiary at reasonable times, upon reasonable prior notice to CommNet or to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or any Lender upon reasonable prior notice to CommNet or the Borrower to discuss the affairs, finances and condition of, CommNet or any Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

          SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

          SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties, except in the case of such noncompliance as could not reasonably be expected to result in a material liability; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any material Remedial Action in accordance with Environmental Laws.

          SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties that are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

          SECTION 5.11. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents. In addition, from time to time, CommNet, the Borrower and the

Subsidiaries will, at their cost and expense, on or promptly (but in any event within 10 Business Days) following the date of creation or acquisition by CommNet or any Wholly Owned Subsidiary of any new Wholly Owned Subsidiary (subject to the receipt of any required consents from Governmental Authorities), promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional Wholly Owned Subsidiary, the Capital Stock of such Wholly Owned Subsidiary (unless such Wholly Owned Subsidiary is a subsidiary of a foreign Subsidiary) will be pledged pursuant to the Pledge Agreement; provided that no more than 65% of the Capital Stock of any foreign subsidiary shall be required to be pledged pursuant to this Section 5.11, and
(ii) such Wholly Owned Subsidiary (unless such subsidiary is a foreign Subsidiary) will become a party to the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement (if such subsidiary owns Capital Stock), the Subsidiary Guarantee Agreement, the Collateral Account Agreement and the Indemnity, Subrogation and Contribution Agreement as contemplated under each such agreement and will, if such subsidiary owns any real property with a book or fair market value greater than $5,000,000 located in the United States, enter into and deliver to the Collateral Agent a mortgage or deed of trust, as applicable, in respect of such property in such form as may reasonably be specified by the Collateral Agent and constituting the highest priority Lien then obtainable thereon. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and CommNet and the Wholly Owned Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. CommNet and the Borrower agree to provide, and to cause each Wholly Owned Subsidiary to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

          (b) On or prior to the date which is 90 days after the Closing Date (the "License Drop-Down Date"), transfer each License issued by the FCC held by CommNet and the Wholly Owned Subsidiaries as of the License Drop-Down Date to a Wholly Owned Subsidiary (the "License Subsidiary") all of the Capital Stock of which is directly held by the Borrower.

          (c) Within 90 days after any License issued by the FCC (other than those referred to in Section 5.11(b) above) becomes held by CommNet or a Wholly Owned Subsidiary (through the acquisition of either a License or equity interests in a person), transfer any such License to the License Subsidiary.

          (d) Use diligent efforts to obtain the consents necessary to pledge, and to pledge, under the Loan Documents any Capital Stock held by CommNet or any Wholly Owned Subsidiary which is not so pledged.

          SECTION 5.12. Fiscal Year; Accounting. In the case of each of CommNet, the Borrower and the other Subsidiaries, cause its respective fiscal year to end on September 30 of such fiscal year and its respective first, second and third fiscal quarters to end on December 31, March 31 and June 30, respectively, of such fiscal year.

          SECTION 5.13. Dividends. In the case of CommNet and the Borrower, cause the Controlled Downstream Affiliates to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to prohibitions imposed by applicable requirements of law, any applicable organizational documents of the Downstream Affiliates and by this Agreement.

          SECTION 5.14. Interest Rate Protection Agreements. As promptly as practicable and in any event within 60 days after the Closing Date, enter into, and thereafter maintain in effect, one or more Interest Rate Protection Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent, the effect of which for each three-year period (or shorter period ending on the Tranche D Maturity Date) shall be to limit at all times during such period the interest payable in connection with Term Borrowings having an aggregate outstanding principal amount not less than 50% of the aggregate principal amount of Term Borrowings projected to be outstanding at any such time to a maximum rate and on terms and conditions otherwise reasonably acceptable, taking into account current market conditions, to the Administrative Agent, and deliver evidence of the execution and delivery thereof to the Administrative Agent.

          SECTION 5.15. CoBank Patronage. In the case of the Borrower and at all times during which CoBank, ACB ("CoBank") is a Lender hereunder, acquire and maintain non-voting patronage certificates in CoBank (the "Patronage Certificates") in such amounts and at such times as CoBank may from time to time require in accordance with its bylaws and capital plan (as each may be amended from time to time); provided, that the maximum amount of Patronage Certificates that the Borrower may be required to purchase may not exceed the maximum amount permitted by CoBank's bylaws as in effect on the date hereof. The rights and obligations of the parties with respect to the Patronage Certificates and any other patronage or other distributions made by CoBank shall be governed by CoBank's bylaws.

ARTICLE VI.  NEGATIVE COVENANTS

          Each of CommNet and the Borrower covenants and agrees with each Lender that from and after the Closing Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of CommNet or the Borrower will, and none of them will cause or permit any of the Subsidiaries (other than Subsidiaries not Controlled by CommNet) to:

          SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule
     3.08 or 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof (in the aggregate with respect to such other terms) are no less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided that such Indebtedness permitted under clause (i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (b) Indebtedness created hereunder and under the other Loan Documents;

          (c) in the case of the Guarantors, the Guarantees under the Guarantee Agreements;

          (d) Indebtedness of the Borrower pursuant to Interest Rate Protection Agreements entered into in order to fix the effective rate of interest on the Loans and other Indebtedness; provided that such transactions shall be entered into to hedge actual interest rate exposures and not for the purpose of speculation;

          (e) Indebtedness of CommNet and the Subsidiaries owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to CommNet or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

          (f) in the case of the Borrower, Indebtedness in respect of Letters of Credit issued hereunder;

          (g) (i) Indebtedness of CommNet, the Borrower or any Wholly Owned Subsidiary that is a Guarantor to any Downstream Affiliate, (ii) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is a Guarantor to CommNet or the Borrower, (iii) Indebtedness consisting of Affiliate Advances permitted under Section 6.04 and (iv) Indebtedness extended to Borrowing Affiliates and other Downstream Affiliates by CommNet which by their terms are required to be repaid with the proceeds of Affiliate Advances or capital contributions within 60 days after the last day of the fiscal quarter in which they are made ("Interim Advances"); provided that the aggregate principal amount of Interim Advances outstanding at any one time may not exceed $25,000,000;

          (h) Indebtedness of CommNet or a Subsidiary that represents the assumption by CommNet or such Subsidiary of Indebtedness of a Subsidiary in connection with the permitted merger of such Subsidiary with or into the assuming person or the permitted purchase of all or substantially all the assets of such Subsidiary by CommNet or a Subsidiary;

          (i) Indebtedness of CommNet or the Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

          (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (k) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into CommNet or a

     Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement; provided that the aggregate principal amount of Indebtedness under this paragraph (k) shall not at any time exceed $10,000,000 for all Subsidiaries;

          (l) Capital Lease Obligations, mortgage financings and purchase money Indebtedness in an aggregate principal amount outstanding at any time not in excess of $5,000,000 incurred by CommNet or any Subsidiary prior to or within 270 days after a Capital Expenditure in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof (in the aggregate with respect to such other terms) are no less favorable to CommNet or such Subsidiary than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; provided that such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (ii) in a principal amount that exceeds the Indebtedness being renewed, extended or refinanced or (iii) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (m) Capital Lease Obligations incurred by CommNet or any Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under
     Section 6.03;

          (n) Indebtedness of CommNet or any Subsidiary supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

          (o) Capital Lease Obligations arising out of leases of automobiles to be used by employees and directors of CommNet and the Subsidiaries entered into in the ordinary course of business; and

          (p) other Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount at any time outstanding that when taken together with all Indebtedness outstanding at such time under paragraphs (h), (k) and (l) above is not in excess of $25,000,000.

          SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

          (a) Liens existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations that they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of CommNet or any Subsidiary (other than pursuant to after acquired property clauses included in such Liens and set forth in Schedule 6.02);

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset of CommNet or any Subsidiary prior to the acquisition thereof by CommNet or any Subsidiary that does not secure Indebtedness; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of CommNet or any Subsidiary;

          (d) any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by Section 6.01(h) or (k) ("Acquired Indebtedness"); provided that such Lien does not apply to any other property or assets of CommNet or any Subsidiary Guarantor not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property subject to a Lien securing Indebtedness existing prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property except for such after acquired property that is not related to the business of which such Acquired Indebtedness was a part (as compared to the other businesses of CommNet and its Subsidiaries) before such business was acquired by a Loan Party);

          (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or that are for less than $10,000,000 in the aggregate, or that are being contested in compliance with Section 5.03 or for property taxes on property that CommNet or one of the Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

          (f) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, CommNet or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

          (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (i) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of CommNet or any Subsidiary;

          (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by CommNet or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and
     (v) such security interests do not apply to any other property or assets of CommNet or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

          (k) (i) the sale of accounts receivable in connection with collection in the ordinary course of business and (ii) Liens securing reimbursement obligations in respect of trade related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

          (l) Liens arising out of capitalized or operating lease transactions permitted under Section 6.03, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of CommNet or any of the Subsidiaries in any material respect;

          (m) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

          (n) Liens securing judgments for the payment of money in an aggregate amount not in excess of $10,000,000 (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

          (o) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that the Borrower or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property; provided that the liability of the Borrower and the Guarantors with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $10,000,000;

          (p) any leases or subleases to other persons of properties or assets owned or leased by the Borrower or a Subsidiary;

          (q) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of CommNet and/or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries;

          (r) the replacement, extension or renewal of any Lien permitted by clause (c), (d) or (j) above; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further that the

     Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

          (s) any Lien arising as a result of a transaction permitted under
     Section 6.14;

          (t) any Lien on assets of a Subsidiary securing Indebtedness of such Subsidiary permitted pursuant to Section 6.01(g) (iii) or (iv);

          (u) rights of first refusal and buy-sell provisions relating to Capital Stock of Downstream Affiliates;

          (v) statutory Liens on all equity evidenced by the Patronage Certificates which the Borrower may now own or hereafter acquire or be allocated in CoBank; and

          (w) other Liens with respect to property or assets with an aggregate fair market value, which shall be no greater than the fair market value at the time of the creation of any such Lien, of not more than $5,000,000 at any time.

          SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction that involves a sale by CommNet or a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and that (a) results in a Capital Lease Obligation permitted under Section 6.01 entered into to finance the initial acquisition by CommNet or such Subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction; provided that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition,
(b) results in an operating lease not involving CommNet or a Subsidiary, or (c) results in a Capital Lease Obligation or an operating lease entered into for any purpose; provided that the proceeds of any such Sale and Lease-Back Transaction in reliance upon this clause (c) shall be deemed subject to Section 2.12(c).

          SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of or equity interests in, make or permit to exist any loans or advances or capital contributions to, or make or permit to exist any investment or any other interest in, any other person, directly or indirectly except:

          (a) investments (i) existing on the date hereof in Capital Stock or
     (ii) by CommNet or any Wholly Owned Subsidiary in the Borrower or any other Subsidiary Guarantor;

          (b) Permitted Investments and investments that were Permitted Investments when made;

          (c) investments arising out of the receipt by CommNet or any Subsidiary, of noncash consideration for the sale of assets permitted under
     Section 6.05 provided that in the case of the Borrower and the Guarantors such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreement;

          (d) intercompany loans permitted to be incurred as Indebtedness under
     Section 6.01;

          (e) (i) loans and advances to employees of CommNet or a Subsidiary not exceeding $1,000,000 in the aggregate at any time and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

          (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business;

          (g) Interest Rate Protection Agreements permitted pursuant to Section 6.01(d);

          (h) investments, other than investments listed in paragraphs (a) through (g) of this Section 6.04, existing on the Closing Date and set forth on Schedule 6.04;

          (i) investments resulting from pledges and deposits referred to in
     Section 6.02(g) or (h);

          (j) investments constituting Permitted Business Acquisitions and subsequent investments in previously acquired Permitted Business Acquisitions not exceeding $35,000,000 (net of any return representing return of capital in respect of any such investments) in the aggregate at any time;

          (k) investments or loans not existing on the date hereof in any person that directly or indirectly owns and operates a System; provided that the sum of the aggregate amount of the consideration (whether cash, property or the existence of Indebtedness of such person (less third party interests in such Indebtedness)) for all investments made pursuant to this clause (k) shall not exceed (net of any return of capital of (but not return on) any such investment) $20,000,000 (which amount shall be increased by the amount of such investments directly funded through the sale of Capital Stock of CommNet);

          (l) investments in or Indebtedness extended to TVX subsequent to the date hereof not exceeding $3,000,000 in the aggregate;

          (m) Affiliate Advances by the Borrower to any Borrowing Affiliate (i) outstanding as of the date hereof and set forth in Schedule 3.08, (ii) made pursuant to binding commitments of the Borrower under Affiliate Advance Facilities existing on the date hereof and set forth in Schedule 3.08 in accordance with the terms (including maximum amounts) and subject to all condition precedent relating to such commitments as of the date hereof,
     (iii) made pursuant to new commitments under existing Affiliate Advance Facilities; provided that, in the case of Affiliate Advances made pursuant to this clause (iii), the Borrower shall ensure that the condition set forth in clause (iv)(C) below is satisfied or (iv) made pursuant to other Affiliate Advance Facilities; provided that, in the case of Affiliate Advances made pursuant to this clause (iv), the Borrower shall ensure that all the following conditions are satisfied:

               (A) each such Borrowing Affiliate shall have entered into a management agreement whereby such Borrowing Affiliate and its subsidiaries will be managed by CommNet or a Wholly Owned Subsidiary on terms consistent with those described in the Information Memorandum for such management agreements existing on the date hereof;

               (B) there will be no material restriction on the right of CommNet to receive its proportionate share of the cash flow of each Borrowing Affiliate and the Downstream Affiliates in which such Borrowing Affiliate owns (directly or indirectly) Capital Stock which is not necessary for the continued operation thereof to be distributed thereby;

               (C) on the closing date for the proposed Affiliate Advance Facility, the ratio, on a pro forma basis, after giving effect to the proposed Affiliate Advance Facility (including unfunded commitments and Affiliate Advances thereunder on such date) and treating the proposed Borrowing Affiliate as a Borrowing Affiliate for purposes of
          (I) and (II) below, recomputed as of the last day of the most recently ended four consecutive fiscal quarter period of CommNet as if such Affiliate Advance Facility had existed on the first day of such four fiscal quarter period, of (I) Indebtedness of all Borrowing
          Affiliates and other Downstream Affiliates guaranteeing payment in full of the Affiliate Advances of any Borrowing Affiliate as of the last day of any fiscal quarter set forth below to (II) Financed Proportionate EBITDA (excluding the contribution of persons who are not either Borrowing Affiliates or Downstream Affiliates guaranteeing payment in full of the Affiliate Advances of any Borrowing Affiliate) for the four consecutive fiscal quarter period ending on such day shall not exceed the ratio set forth below:

                    Fiscal Quarter                   Ratio
                    --------------                ----------
                    December 31, 1997             8.0 to 1.0
                    March 31, 1998                8.0 to 1.0
                    June 30, 1998                 8.0 to 1.0
                    September 30, 1998            8.0 to 1.0
                    December 31, 1998             7.0 to 1.0
                    March 31, 1999                7.0 to 1.0
                    June 30, 1999                 7.0 to 1.0
                    September 30, 1999            7.0 to 1.0
                    December 31, 1999             6.0 to 1.0
                    March 31, 1999                6.0 to 1.0
                    June 30, 1999                 6.0 to 1.0
                    September 30, 2000            6.0 to 1.0
                    Thereafter                    5.0 to 1.0

          ; provided that up to $10,000,000 in aggregate commitments under Affiliate Advance Facilities (including increases in commitments under existing Affiliate Advance Facilities contemplated in clause (iii) above) that would be prohibited hereunder due to the failure to meet the above condition shall nonetheless be permitted (subject, in the case of new Affiliate Advance Facilities, to satisfaction of the other conditions set forth in this clause (iv));

               (D) each such Borrowing Affiliate or one of the Downstream Affiliates in which such Borrowing Affiliate owns (directly or indirectly)

          Capital Stock shall hold one or more Licenses issued by the FCC and shall use the proceeds of such Affiliate Advances solely to fund (i) the construction or operation of the System or Systems related to such License or Licenses and (ii) the payment of interest on Affiliate Advances and related transaction costs and expenses;

               (E) substantially all of the assets of each such Borrowing Affiliate and the Downstream Affiliates in which such Borrowing Affiliate owns (directly or indirectly) Capital Stock and which holds material assets relating to the System or Systems referred to in clause (D) above shall be pledged to secure such Affiliate Advances (except that any License referred to in clause (D) above held by any such person will be transferred to a subsidiary thereof, all of the Capital Stock of such subsidiary will be pledged to secure such Affiliate Advances, such subsidiary shall guarantee the payment in full of such Affiliate Advances and such subsidiary shall not have or incur any liability or have or assume or undertake any obligations other than such guarantee, in each case unless such action cannot reasonably be taken other than in a manner that results in tax consequences that are material and adverse to the licensee) and each of such Downstream Affiliates in which such Borrowing Affiliate owns (directly or indirectly) Capital Stock and which holds material assets related to the Systems referred to the clause (D) above shall have guaranteed the payment in full of such Affiliate Advances, and all such pledges will purport to be perfected security interests subject to no prior consensual liens; in each case pursuant to documentation substantially similar to the security documentation for a substantial number of the Affiliate Advance Facilities in existence on the date hereof;

               (F) each Borrowing Affiliate and other Downstream Affiliates in which such Borrowing Affiliate owns (directly or indirectly) Capital Stock and which holds material assets related to the Systems referred to in clause (D) above shall not be permitted under the Affiliate Advance Facilities to incur any material Indebtedness other than such Affiliate Advances and, in the case of such other Downstream Affiliates, to such Borrowing Affiliate and under guarantees of Affiliate Advances;

               (G) such Affiliate Advances and all related rights therein and documentation with respect thereto (including one or more notes representing such Affiliate Advances) and rights of the Borrower in collateral, guarantees and other credit support therefor will constitute Collateral under the Security Documents subject to a perfected security interest of the Collateral Agent for the benefit of the Lenders that is prior to all consensual Liens thereon; and

               (H) such Affiliate Advance will be made on other terms (including with respect to interest rates and fees) and conditions which are consistent in all material respects with those of a substantial number of the Affiliate Advance Facilities in existence on the date hereof;

          (n) investments pursuant to capital calls in Downstream Affiliates existing on the Closing Date;

          (o) investments in Downstream Affiliates not to exceed $250,000 in the aggregate per year; and

          (p) Interim Advances to Downstream Affiliates; provided that at no time will the aggregate principal amount of Interim Advances exceed $25,000,000.

          SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.05 shall not prohibit:

          (a) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary or the acquisition of any asset of any person in the ordinary course of business;

          (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Wholly Owned Subsidiary into CommNet in a transaction in which CommNet is the surviving corporation and (ii) the merger or consolidation of any Wholly Owned Subsidiary (other than the Borrower) into or with any other Wholly Owned Subsidiary (other than the Borrower) and, in the case of each clauses (i) and (ii), no person other than the CommNet or a Wholly Owned Subsidiary receives any consideration; provided, however, that in no event shall the License Subsidiary be a party to any such merger or consolidation or any Capital Stock of the License Subsidiary be held by any person other than the Borrower or a Wholly Owned Subsidiary;

          (c) Sale and Lease-Back Transactions permitted by Section 6.03;

          (d) investments permitted by Section 6.04;

          (e) subject to Section 6.07, sales, leases or transfers from CommNet or any Subsidiary to CommNet or any domestic Wholly Owned Subsidiary;

          (f) sales, leases or other dispositions of equipment or real property or inventory of CommNet and the Subsidiaries determined by the Board of Directors or senior management of CommNet or any such Subsidiary to be no longer useful or necessary in the operation of the business of CommNet and the Subsidiaries; provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c); and

          (g) sales, leases or other dispositions of property of CommNet and the Subsidiaries having a net book value not in excess of $10,000,000 in any fiscal year; provided that the Net Proceeds thereof are applied in accordance with Section 2.12(c) or are used within one year of the date of receipt thereof to purchase assets useful in the business of CommNet and the Subsidiaries; and provided further that no sale may be made of the Capital Stock of any Downstream Affiliate except in connection with the sale of all its outstanding Capital Stock that is held by CommNet and any other Subsidiary.

          SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than dividends and distributions on the common stock of CommNet payable solely by the issuance of additional shares of common stock of CommNet) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Controlled Downstream Affiliate to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that: (a) subject to clause (c) below, any Controlled Downstream Affiliate (including the Borrower) may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to CommNet or to any Controlled Downstream Affiliate on a pro rata basis (or more favorable basis from the perspective of the Borrower) based on relative ownership interests,
(b) CommNet may purchase or redeem its Capital Stock, declare and pay dividends or make other distributions (x) following any Excess Cash Flow Payment Date occurring in any fiscal year after the fiscal year ending September 30, 1999 if
(i) the Borrower shall have made all payments and prepayments of Term Loans and reductions of Revolving Credit Commitments required to have been made by the Borrower in respect of such immediately preceding fiscal year, including pursuant to Section 2.12(d), (ii) the aggregate amount of such dividends and other distributions made in such fiscal year does not exceed the amount of Excess Cash Flow for the previous fiscal year which was not required to be applied pursuant to Section 2.12(d) and (iii) no Default or Event of Default shall have occurred and be continuing or (y) in respect of payments permitted under Section 6.07(b) and (c) no Controlled Downstream Affiliate shall be permitted by CommNet, the Borrower or any other Wholly Owned Subsidiary to take any action prohibited by this Section 6.06.

          SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of CommNet, unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to CommNet or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person that was not an Affiliate; provided that the foregoing restriction shall not apply to (A) the payment to the Fund and/or any Fund Affiliates of the monitoring and management fees referred to in paragraph (c) below or fees payable on the Closing Date, (B) the indemnification of directors of CommNet and the Subsidiaries in accordance with customary practice or (C) the management and other operating agreements between CommNet and the Downstream Affiliates entered into on customary terms and conditions.

          (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) loans or advances to employees of CommNet, the

Borrower or any Controlled Downstream Affiliate in accordance with Section 6.04(e), (ii) transactions among CommNet and any Downstream Affiliate otherwise permitted by this Agreement, (iii) the payment of fees and indemnities to directors, officers and employees of CommNet and any Controlled Downstream Affiliate in the ordinary course of business, (iv) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07, (v) any employment agreements entered into by CommNet or any Controlled Downstream Affiliate in the ordinary course of business, (vi) dividends and repurchases permitted under Section 6.06, (vii) any purchase by the Participants of Capital Stock of CommNet, or any contribution by the Participants to the equity capital of CommNet, (viii) the payment of investment banking fees to The Blackstone Group and its affiliates to the extent such fees are no greater than the investment banking fees that a third party could have obtained for the same services after negotiation at arm's-length, and (ix) any reasonable issuance of securities, or other reasonable payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee or director stock options and employee or director stock ownership plans approved by the Board of Directors of CommNet.

          (c) Make any payment of or on account of monitoring or management fees payable to the Fund and/or any Fund Affiliates if a Default or Event of Default shall have occurred and be continuing or would result therefrom; provided that the aggregate amount of monitoring and management fees paid or payable to the Fund and Fund Affiliates in any fiscal year shall not exceed $500,000 for 1997, $525,000 for 1998 and for any year subsequent to 1998 an amount equal to 105% of the maximum allowable aggregate monitoring and management fee for the immediately preceding year; provided that in the event that the maximum amount allowable for such monitoring and management fee (without giving effect to this proviso) is not paid in any such year (the "Fee Shortfall") the maximum amount allowable for such monitoring and management fee for the following year shall be an amount equal to 105% of the maximum allowable aggregate monitoring and management fee for such preceding year plus the Fee Shortfall.

          SECTION 6.08. Business of CommNet and the Subsidiaries. Engage at any time in any business or business activity other than (i) the business currently conducted by it; (ii) any business activities reasonably incidental or related to the business activities specified in clause (i) immediately preceding this clause; and (iii) any other business or business activity acquired as part of a Permitted Business Acquisition if such other business or business activity constitutes less than 25% of the business acquired in such Permitted Business Acquisition at the time of acquisition; provided that in no event shall the Borrower permit the License Subsidiary to have or incur any non-de minimis liabilities or obligations (other than under the Subsidiary Guarantee Agreement and the Communications Act) or to engage in any business or activities other than the holding of Licenses held by it.

          SECTION 6.09. Material Agreements. (a) (i) Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of or directly or indirectly prepay or defease any Indebtedness prior to the stated maturity date of such Indebtedness (other than Indebtedness under the Loan Documents and Affiliate Advances and Interim Advances), (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the Borrower's option be paid in kind thereunder.

          (b) Amend or modify in any manner adverse in any material respect to the Lenders, or grant any waiver or release under or terminate in any manner adverse in any material respect to the Lenders, or take any action having any of the foregoing effects with respect to, the certificate of incorporation, any partnership agreement or bylaws of CommNet, the Borrower or any Controlled Downstream Affiliate or the Recapitalization Agreement (it being agreed that any such action that is adverse to the Lenders with respect to any provision thereof relating to limitations on Indebtedness shall be deemed material for purposes of this Section 6.09(b)).

          (c) Permit any Controlled Downstream Affiliate to enter into any agreement or instrument (other than this Agreement) that by its terms restricts the payment of dividends or the making of cash advances by such Controlled Downstream Affiliate to CommNet or any Controlled Downstream Affiliate that is a direct or indirect parent of such Controlled Downstream Affiliate other than those set forth in the Loan Documents, those in effect on the Closing Date and those set forth on Schedule 3.08 or in any new Affiliate Advance Facility to the extent substantially similar to the restrictions set forth in Affiliate Advance Facilities existing on the date hereof (or replacements of such agreements on terms no less favorable to the Lenders).

          SECTION 6.10. Interest Coverage Ratio. Permit the ratio of (a) Financed Proportionate EBITDA for the four consecutive fiscal quarter period ending on the last day of any fiscal quarter set forth below to (b) Interest Expense of CommNet and the Subsidiaries on a consolidated basis for such period to be less than the ratio set forth below; provided that (i) for purposes of calculating Financed Proportionate EBITDA for the first, second and third fiscal quarters of 1998, the amount determined pursuant to clause (a) above shall be calculated by dividing (I) in the case of the first quarter of 1998, Financed Proportionate EBITDA for the two consecutive fiscal quarter period ending on December 31, 1997, by 0.50, (II) in the case of the second quarter, Financed Proportionate EBITDA for the two consecutive fiscal quarter period ending on March 31, 1998, by 0.35 and (III) in the case of the third quarter, Financed Proportionate EBITDA for the three consecutive fiscal quarter period ending on June 30, 1998, by 0.60, and (ii) for purposes of calculating Interest Expense of CommNet and the Subsidiaries on a consolidated basis for the first, second and third fiscal quarters of 1998, the amount determined pursuant to clause (b) above shall be determined by multiplying Interest Expense of CommNet and the Subsidiaries on a consolidated basis for (I) in the case of the first fiscal quarter of 1998, the fiscal quarter ending on December 31, 1997, by 4, (II) in the case of the second fiscal quarter of 1998, the two consecutive fiscal quarter period ending on March 31, 1998, by 2 and (III) in the case of the third fiscal quarter of 1998, the three consecutive fiscal quarter period ending on June 30, 1998, by 1-1/3:

Fiscal Quarter:                                     Ratio:
December 31, 1997                                     1.00
March 31, 1998                                        1.00
June 30, 1998                                         1.00
September 30, 1998                                    1.00
December 31, 1998                                     1.10
March 31, 1999                                        1.15
June 30, 1999                                         1.20
September 30, 1999                                    1.25
December 31, 1999                                     1.25
March 31, 2000                                        1.25
June 30, 2000                                         1.25
September 30, 2000                                    1.35
December 31, 2000                                     1.35
March 31, 2001                                        1.35
June 30, 2001                                         1.35
September 30, 2001                                    1.45
December 31, 2001                                     1.45
March 31, 2002                                        1.45
June 30, 20002                                        1.45
September 30, 2002                                    1.60
December 31, 2002                                     1.60
March 31, 2003                                        1.60
June 30, 2003                                         1.60
September 30, 2003                                    1.75
December 31, 2003                                     1.75
March 31, 2004                                        1.75
June 30, 2004                                         1.75
September 30, 2004                                    2.00
December 31, 2004                                     2.00
March 31, 2005                                        2.00
June 30, 2005                                         2.00
September 30, 2005                                    2.25
December 31, 2005                                     2.25
March 31, 2006                                        2.25
June 30, 2006                                         2.25
September 30, 2006                                    2.50
December 31, 2006                                     2.50

                                                                             106

          March 31, 2007                 2.50
          June 30, 2007                  2.50
          September 30, 2007             2.75

          SECTION 6.11. Leverage Ratio. Permit the ratio of (a) Total Debt of CommNet and the Subsidiaries on a consolidated basis as of the last day of any fiscal quarter set forth below to (b) Financed Proportionate EBITDA for the four consecutive fiscal quarter period ending on such day to be in excess of the ratio set forth below ; provided that for purposes of calculating Financed Proportionate EBITDA for the first, second and third fiscal quarters of 1998, the amount determined pursuant to clause (b) above shall be calculated by dividing (i) in the case of the first quarter of 1998, Financed Proportionate EBITDA for the two consecutive fiscal quarter period ending on December 31, 1997, by 0.50, (ii) in the case of the second quarter, Financed Proportionate EBITDA for two consecutive fiscal quarter period ending on March 31, 1998, by 0.35, and (iii) in the case of the third quarter, Financed Proportionate EBITDA for the three consecutive fiscal quarter period ending on June 30, 1998, by 0.60:

          Fiscal Quarter:               Ratio:
          December 31, 1997             10.90
          March 31, 1998                10.90
          June 30, 1998                 10.50
          September 30, 1998             9.75
          December 31, 1998              9.50
          March 31, 1999                 9.00
          June 30, 1999                  8.50
          September 30, 1999             8.25
          December 31, 1999              8.00
          March 31, 2000                 8.00
          June 30, 2000                  8.00
          September 30, 2000             7.00
          December 31, 2000              7.00
          March 31, 2001                 7.00
          June 30, 2001                  7.00
          September 30, 2001             6.50
          December 31, 2001              6.50
          March 31, 2002                 6.50
          June 30, 20002                 6.50
          September 30, 2002             6.25
          December 31, 2002              6.25
          March 31, 2003                 6.25

                                                                             107

          June 30, 2003                  6.25
          September 30, 2003             5.75
          December 31, 2003              5.75
          March 31, 2004                 5.75
          June 30, 2004                  5.75
          September 30, 2004             5.25
          December 31, 2004              5.25
          March 31, 2005                 5.25
          June 30, 2005                  5.25
          September 30, 2005             4.75
          December 31, 2005              4.75
          March 31, 2006                 4.75
          June 30, 2006                  4.75
          September 30, 2006             4.25
          December 31, 2006              4.25
          March 31, 2007                 4.25
          June 30, 2007                  4.25
          September 30, 2007             4.00

          SECTION 6.12. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period ending on the last day of any fiscal quarter set forth below to be less than the ratio set forth below.

          Fiscal Quarter:               Ratio:
          September 30, 2001              1.0
          December 31, 2001               1.0
          March 31, 2002                  1.0
          June 30, 20002                  1.0
          September 30, 2002              1.0
          December 31, 2002               1.0
          March 31, 2003                  1.0
          June 30, 2003                   1.0
          September 30, 2003              1.0
          December 31, 2003               1.0
          March 31, 2004                  1.0
          June 30, 2004                   1.0
          September 30, 2004              1.0
          December 31, 2004               1.0
          March 31, 2005                  1.0

                                                                             108

          June 30, 2005                   1.0
          September 30, 2005              1.0
          December 31, 2005               1.0
          March 31, 2006                  1.0
          June 30, 2006                   1.0
          September 30, 2006              1.0
          December 31, 2006               1.0
          March 31, 2007                  1.0
          June 30, 2007                   1.0
          September 30, 2007              1.0

          SECTION 6.13. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by CommNet and the Downstream Affiliates (adjusted to eliminate a portion of Capital Expenditures of Downstream Affiliates ratably to the extent of equity interests therein not owned directly or indirectly by CommNet at the end of CommNet's applicable fiscal year) in any fiscal year to exceed the amount set forth below:

                Year      Amount
                1998      $35,000,000
                1999      $35,000,000
                2000      $35,000,000
                2001      $35,000,000
                2002      $35,000,000
                2003      $30,000,000
                2004      $30,000,000
                2005      $30,000,000
                2006      $30,000,000
                2007      $30,000,000

; provided that, to the extent Capital Expenditures made in any fiscal year are less than the amount set forth above for such fiscal year, such unused amount may be carried forward to succeeding fiscal years.

          SECTION 6.14. Capital Stock of the Subsidiaries. Sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than, in the case of Subsidiaries other than the Borrower and the License Subsidiary, (a) pursuant to the Loan Documents, (b) pursuant to a transaction permitted pursuant to Section 6.05, (c) directors' qualifying shares and (d) pursuant to buy-sell provisions in the organizational documents thereof.

          SECTION 6.15. Borrowing Affiliates. (a) Permit any amendment, modification or waiver of any provisions of any Affiliate Advance Facility (except as set forth in clause (iv) below, other than amendments, modifications or waivers which are not material) of any covenants in any Affiliate Advance Facility (other than Affiliate Advance Facilities with respect to which an Excluded Downstream Affiliate is the Borrowing Affiliate) relating to (i) the incurrence of Indebtedness (including increasing the amount of other Indebtedness permitted by the terms thereof between the date hereof and the Closing Date), (ii) the incurrence of Liens, (iii) the making of investments and loans, (iv) the payment of dividends or distributions or redemption consideration or other amounts in respect of equity while any Interim Advances or Affiliate Advances are outstanding to the applicable Borrowing Affiliate, (v) acquisitions and asset sales, (vi) mergers and consolidations, (vii) the conduct of business activities, (viii) entering into obligations restricting the payment of dividends, (ix) maintenance of existence, (x) payment of material liabilities, (xi) termination or non-renewal of management agreements, if any,
(xii) Downstream Affiliates in which the relevant Borrowing Affiliate directly or indirectly owns Capital Stock and (xiii) Licenses issued by the FCC and other material governmental authorizations. Notwithstanding the foregoing, CommNet and the Borrower shall not be prohibited from permitting such amendments, modifications or waivers with respect to (A) the incurrence of immaterial Indebtedness, (B) the incurrence of immaterial Liens, (C) the making of immaterial investments and loans, (D) engaging in immaterial acquisitions or asset sales or (E) permitting the borrowing and the payment of Interim Advances by the obligor thereof.

          (b) Except as permitted under documentation relating to an Affiliate Advance Facility existing on the date hereof, permit any documentation governing any Affiliate Advance Facility (other than those providing for Affiliate Advances to Excluded Downstream Affiliates) to permit any Borrowing Affiliate to apply any of its annual "excess cash flow" (or any similar term defined in the relevant Affiliate Advance Facility; provided that such term or a similar term will be contained in all Affiliate Advance Facilities entered into after the date hereof and such term will be defined in a manner consistent with a majority of the Affiliate Advance Facilities existing on the date hereof) for any purpose other than to permanently repay (and reduce commitments with respect to) Affiliate Advances if Affiliate Advances or commitments to make Affiliate Advances to such Borrowing Affiliate are outstanding.

          (c) Permit any Borrowing Affiliate or any Downstream Affiliate of such Borrowing Affiliate to be in breach of any of the covenants in Affiliate Advance Facilities referred to in Section 6.15(a), any of the covenants in Affiliate Advance Facilities relating to the matters referred to in Section 6.15(b) and the covenants to make payments under Affiliate Advance Facilities (collectively, the "Material Affiliate Advance Facility Covenants") for any consecutive 75 day period unless (i) the commitments under such

Borrowing Affiliate's Affiliate Advance Facility shall have been terminated and the Affiliate Advances thereunder shall have been declared immediately due and payable, (ii) any such breach shall have been cured or (iii) CommNet and the Borrower shall have notified the Administrative Agent that the EBITDA of such Borrowing Affiliate and any Downstream Affiliates thereof shall no longer be included in the calculation of Financed Proportionate EBITDA (any such Borrowing Affiliate and other Downstream Affiliates referred to herein as "Excluded Downstream Affiliates"); provided that an entity may only be designated an Excluded Downstream Affiliate if immediately after giving effect to such designation: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) CommNet and the Borrower shall be in compliance, on a pro forma basis, after giving effect to such exclusion, with the covenants contained in Sections 6.10, 6.11 and 6.12 recomputed as of the last day of the most recently ended fiscal quarter of CommNet as if such exclusion had occurred on the first day of each relevant period for testing compliance, and the Borrower shall have delivered to the Administrative Agent an officer's certificate to such effect, together with all relevant financial information for each such Excluded Downstream Affiliate; and provided, however, that this sentence shall be inapplicable (and any such consecutive 75 day period shall end on) any day on which the aggregate amount of outstanding Affiliate Advances and commitments to make additional Affiliate Advances under Affiliate Advance Facilities with respect to which any Borrowing Affiliate is in breach of a Material Affiliate Advance Facility Covenant is less than $10,000,000. Notwithstanding the foregoing, CommNet and the Borrower shall have the right by providing notice to the Administrative Agent to designate (a "Redesignation") an Excluded Downstream Affiliate as no longer being an Excluded Downstream
Affiliate as of the date of such notice, in which case such Downstream Affiliate shall not constitute an Excluded Downstream Affiliate, in each case so long as at the time of such notice (i) such Downstream Affiliate shall not be the subject of more than three Redesignations, (ii) such Downstream Affiliate shall not be the subject of a Redesignation which occurs within 18 months after any prior Redesignation of such Downstream Affiliate, and (iii) no more than six such Redesignations may be effected in any 18 month period (each such notice shall be deemed a representation and warranty by CommNet and the Borrower that each of the conditions set forth in clauses (i), (ii) and (iii) of this sentence shall have been satisfied). In addition, no new Affiliate Advances shall be made to any Borrowing Affiliate that is in breach of a Material Affiliate Advance Facility Covenant unless the Borrower is nevertheless obligated under such Affiliate Advance Facility to extend additional Affiliate Advances thereunder.
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                                                                             111

ARTICLE VII.  EVENTS OF DEFAULT

          In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made by CommNet, the Borrower or any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by CommNet, the Borrower or any other Loan Party;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or on any Letter of Credit Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by CommNet, the Borrower or any Controlled Downstream Affiliate of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08 or 5.11(b) or in Article VI;

          (e) default shall be made in the due observance or performance by CommNet, the Borrower or any Controlled Downstream Affiliate of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

          (f) CommNet or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $10,000,000 or any other event shall occur, if the effect of any such failure or event is to cause, or to permit the holder or holders of such Indebtedness or a

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                                                                             112

     trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity, or CommNet or any Subsidiary shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of CommNet or any Subsidiary, or of a substantial part of the property or assets of CommNet or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for CommNet or any Subsidiary or for a substantial part of the property or assets of CommNet or a Subsidiary or
     (iii) the winding-up or liquidation of CommNet or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) CommNet or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for CommNet or any Subsidiary or for a substantial part of the property or assets of CommNet or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any formal corporate, partnership or other entity action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against CommNet, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Investor, CommNet or any Subsidiary to enforce any such judgment;
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                                                                             113

          (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans,
     (iv) CommNet or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and CommNet or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner,
     (v) CommNet or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) CommNet or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (k) (i) any Loan Document shall for any reason be asserted by CommNet or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to CommNet and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or to file UCC continuation statements or (iii) the Obligations of CommNet and the Borrower or the guarantees thereof pursuant to the Guarantee Agreements, shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

          (l) there shall have occurred a Change in Control; or
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                                                                             114

          (m) one or more payment defaults shall exist and have been continuing for at least 180 days under one or more Affiliate Advance Facilities (other than to Excluded Downstream Affiliates) with respect to Affiliate Advances in an aggregate principal amount in excess of $20,000,000;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part and (iii) demand cash collateral pursuant to Section 2.20(k), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.20(k), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
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                                                                             115


ARTICLE VIII.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Loans, all payments in respect of Letter of Credit Disbursements and all other amounts due to the Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

          Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person.

          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and
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                                                                             117


their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in Letter of Credit Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          No Agent shall have any liability hereunder by virtue of its execution of this Agreement as an Agent.

          As soon as practicable after it becomes aware of an Event of Default that has occurred and is continuing, the Administrative Agent shall notify each Lender thereof.

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                                                                             118

ARTICLE IX.  MISCELLANEOUS


          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 8350 East Crescent Parkway, Suite 400, Englewood, CO 80111, Attention of President (Telecopy No. (303) 694-
     5590), and if to CommNet or any Subsidiary, to it in care of the Borrower, with a copy to Mark Gallogly, Senior Managing Director, The Blackstone Group L.P., 345 Park Avenue, 31st Floor, New York, NY 10154 (Telecopy No.
     (212) 754-8712);

          (b) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, in care of Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10018, Attention of Robert Berdecio (Telecopy No. (212) 552-5700), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, 37th Floor, New York, NY 10017 Attention of John Huber III (Telecopy No. (212) 270-4584);

          (c) if to the Fronting Bank, to Chase Manhattan Bank Delaware at 1201 Market Street, 9th Floor, Wilmington, DE 19801, Attention of Michael P. Handago (Telecopy No. (302) 428-3390); and

          (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by CommNet, the Borrower and the Guarantors herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting
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                                                                             119

Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Letter of Credit Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

          SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by CommNet, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of CommNet, the Borrower, the Fronting Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

          SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of CommNet, the Borrower, the Administrative Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, the Loans at the time owing to it and participations in Letters of Credit held by it (it being understood the Revolving Credit Commitments, Revolving Loans, Letter of Credit Disbursements and participations in Letters of Credit and Swingline Loans may only be assigned in pro rata amounts)); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate or Approved Fund of such Lender, in each case, (A) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (B) in the case of participations in Letters of Credit, Letter of Credit Disbursements or Revolving Credit Commitments, the Fronting Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to another Lender or an Affiliate of such Lender, the amount of the Loans or Commitments of the assigning Lender subject to such assignment
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                                                                             120

(determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $5,000,000 or shall be the entire remaining amount of such Loans or Commitments of such assigning Lender unless the Borrower provides its prior written consent to a lesser amount, (iii) unless the assignor ceases to be a Lender, the aggregate amount of the Loans owing to and unused Commitments of such Lender after giving effect to such assignment shall be not less than $5,000,000 unless the Borrower provides its prior written consent to a lesser amount, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Commitments and Revolving Credit Commitment, and the outstanding balances of its Loans and Letter of Credit Disbursements and its participations in Letters of Credit, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Fronting Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Lender from time to time. The Administrative Agent shall also record the Letter of Credit Exposure of each Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Fronting Bank and the Lenders shall treat each person whose name is recorded in the Register as the owner of Commitments and the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Fronting Bank, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Fronting Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04 and such other documents as the Administrative Agent may reasonably request.

          (f) Each Lender may without the consent of the Borrower, the Fronting Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it, its Letter of Credit Exposure and the participations in Letters of Credit held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, 2.19 and
9.06 to the same extent as if they were Lenders; provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the Administrative Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower or any other Loan Party, as the case may be, relating to its Loans, Letter of Credit Exposure and participations in Letters of Credit and Fees and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or Letter of Credit Disbursements, extending any final maturity date or increasing any Commitment, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral or any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.17). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any Guarantor furnished to such Lender by or on behalf of the Borrower or any Guarantor; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.16.

          (h) (i) Any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness; provided that no such assignment shall release a Lender from any of its obligations hereunder and the foreclosure upon or other exercise of remedies with respect to any such assignment or pledge shall be subject to the requirements of this Section 9.04. In order to facilitate such an assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

          (i) In the event that S&P or Moody's shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings or long-term senior unsecured debt ratings of such Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower, at the sole expense of the Fronting Bank, to use its reasonable efforts to replace) such Lender with respect to such Lender's Revolving Credit Commitment with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and Letter of Credit Disbursements of such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

          (j) Neither CommNet nor the Borrower shall assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

          (k) Except as provided in Section 2.13(d), the Fronting Bank shall not assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the prior written consent of the Borrower and the Administrative Agent.

          SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the syndication of the Commitments or the administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent, the Fronting Bank or any Lender (but no more than one such counsel for any Lender).

          (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of, or material breach of any Loan Document by, such Indemnitee (treating, for this purpose only, the Administrative Agent, the Fronting Bank or any Lender and its directors, trustees, officers and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of any actual or alleged presence or Release of Hazardous Materials on any of the Properties, or any Environmental Claim related in any way to CommNet, the Borrower or any Downstream Affiliate; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Fronting Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

          (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

          SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Fronting Bank, irrespective of whether or not such Lender or the Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and Fronting Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank may have.

          SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by CommNet, the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on CommNet, the Borrower or any Guarantor in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by CommNet, the Borrower and the Required Lenders or, in the case of any other Loan

Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any Letter of Credit Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) extend any Installment Date (other than any final maturity) or extend any date on which payment of interest on any Loan or any Letter of Credit Disbursement is due, without the prior written consent of (A) in the case of Term Loans, the Required Lenders and Lenders holding Term Loans representing at least 80% of the aggregate principal amount of each Tranche affected by such action or (B) in the case of Loans under the Revolving Credit Commitments and Letter of Credit Disbursements, the Required Lenders and Lenders with Revolving Credit Commitments representing at least 80% of the aggregate Revolving Credit Commitments then in effect, (iii) advance any Installment Date, without the prior written consent of the Required Lenders and Lenders holding Term Loans representing (A) at least 80% of the aggregate principal amount of the then outstanding Tranche A Term Loans, (B) at least 80% of the aggregate principal amount of the then outstanding Tranche B Term Loans, (C) at least 80% of the aggregate principal amount of the then outstanding Tranche C Term Loans and (D) at least 80% of the aggregate principal amount of the then outstanding Tranche D Term Loans or (iv) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender or (v) without the prior written consent of the Required Lenders and a majority in interest of the Lenders participating in the adversely affected Tranche or otherwise adversely affected thereby (A) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or Collateral of Lenders participating in any Tranche differently from those of Lenders participating in the other Tranche or (B) change the relative rights in respect of payments or Collateral of the Lenders participating in different Tranches or (vi) amend or modify the provisions of
Section 2.09(d), Section 2.11(b) or Section 2.16, the provisions of this Section or the definition of "Required Lenders" or release all or substantially all the Collateral or release any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.17, without the prior written consent of each Lender adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Fronting Bank hereunder without the prior written consent of the Administrative Agent or the Fronting Bank acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section
9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or the Fronting Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or the Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

          SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of CommNet and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Fronting Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against CommNet, the Borrower or any Guarantor or their properties in the courts of any jurisdiction.

          (b) Each of CommNet and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Confidentiality. Each of the Lenders, the Fronting Bank and the Administrative Agent agrees that it shall maintain in confidence any information relating to CommNet, the Borrower and the Downstream Affiliates and the other Loan Parties furnished to it by or on behalf of CommNet, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, the Fronting Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, the Fronting Bank or the Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to CommNet, the Borrower or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know or to any person who evaluates, approves, structures or administers the Loans on behalf of a Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (ii) as contemplated by Section 9.04(g), except:
(A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (D) in order to enforce its rights under any Loan Document in a legal proceeding.

          SECTION 9.17. Release of Liens and Guarantees. In the event that CommNet, the Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock, assets or property of CommNet, the Borrower or any of the Subsidiaries in a transaction not prohibited by Section 6.05 or Section 6.13, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property, and, in the case of a disposition of all or substantially all the Capital Stock or assets of any Subsidiary that is a Guarantor, terminate such Guarantor's obligations under the Subsidiary Guarantee Agreement. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        COMMNET CELLULAR INC.,

                                        by
                                          /s/ Daniel P. Dwyer
                                          -------------------------------
                                          Name:  Daniel P. Dwyer
                                          Title: Executive Vice President

                                         CELLULAR, INC. FINANCIAL CORPORATION,

                                         by
                                           /s/ Daniel P. Dwyer
                                           -------------------
                                           Name:  Daniel P. Dwyer
                                           Title: Executive Vice President


                                         THE CHASE MANHATTAN BANK,
                                         individually and as Administrative
                                         Agent and Collateral Agent,

                                         by
                                           /s/ B. Joseph Lillis
                                           --------------------
                                           Name:  B. Joseph Lillis
                                           Title: Managing Director


                                         CHASE MANHATTAN BANK DELAWARE,
                                           as Fronting Bank,

                                         by
                                           /s/ Michael L. Handago
                                           ----------------------
                                           Name:  Michael L. Handago
                                           Title: Vice President


                                         ALLSTATE INSURANCE COMPANY,

                                         by
                                           /s/ Patricia W. Wilson
                                           ----------------------
                                           Name:  Patricia W. Wilson
                                           Title: Authorized Signatories


                                         by
                                           /s/ Jerry D. Zinkula
                                           ----------------------
                                           Name:  Jerry D. Zinkula
                                           Title: Authorized Signatories

BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,

   by
      /s/ Elizabeth R. Borow
      ----------------------
      Name:  Elizabeth R. Borow
      Title: Managing Director


CAISSE NATIONALE DE CREDIT AGRICOLE,

   by
      /s/ John McCloskey
      ------------------
      Name:  John McCloskey
      Title: Vice President


COBANK, ACB,

   by
      /s/ Robert F. West
      ------------------
      Name:  Robert F. West
      Title: Senior Vice President


CORESTATES BANK N.A.,

   by
      /s/ Philip D. Harrison
      ----------------------
      Name:  Philip D. Harrison
      Title: Vice President

CREDIT SUISSE FIRST BOSTON,

   by
      /s/ Jeffrey C. Howe
      -------------------
      Name:  Jeffrey C. Howe
      Title: Director

   by
      /s/ Todd C. Morgan
      ------------------
      Name:  Todd C. Morgan
      Title: Vice President


DEBT STRATEGIES FUND, INC.,

   by
      /s/ Gilles Marchand
      ------------------------
      Name:  Gilles Marchand, CFA
      Title: Authorized Signatory


DEEPROCK & COMPANY,

   By: Boston Management and Research,     as investment advisor,

   by
      /s/ Payson F. Swaffield
      -----------------------
      Name:  Payson F. Swaffield
      Title: Vice President


DLJ CAPITAL FUNDING, INC.,

   by
      /s/ Howard Shams
      ----------------
      Name:  Howard Shams
      Title: Vice President


FIRSTRUST BANK,

   by

      /s/ Richard F. DiLorenzo
      ------------------------
      Name:  Richard F. DiLorenzo
      Title: Chief Credit Policy Officer


FLOATING RATE PORTFOLIO,

   By:  Chancellor LGT Senior Secured Ma

   by
      /s/ Stephen M. Alfieri
      ----------------------
      Name:  Stephen M. Alfieri
      Title: Managing Director


GOLDMAN SACHS CREDIT PARTNERS L.P.,

   by
      /s/ Stephen King
      ----------------
      Name:  Stephen B. King
      Title: Authorized Signatory


KZH SOLEIL CORPORATION,

   by
      /s/ Virginia Conway
      -------------------
      Name:  Virginia R. Conway
      Title: Authorized Agent


KZH HOLDING CORPORATION III,

   by
      /s/ Virginia Conway
      -------------------
      Name:  Virginia R. Conway
      Title: Authorized Agent

THE LONG TERM CREDIT BANK OF
JAPAN, LTD. NEW YORK BRANCH,

   by
      /s/ Shuichi Tajima
      ------------------
      Name:  Shuichi Tajima
      Title:    Deputy General Manager


MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.,

   by
      /s/ Gilles Marchand
      --------------------
      Name:  Gilles Marchand, CFA
      Title: Authorized Signatory


OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
(a unit of The Chase Manhattan Bank),

   by
      /s/ Andrew Gordon
      -----------------
      Name:  Andrew D. Gordon
      Title: Managing Director


PNC BANK, NATIONAL ASSOCIATION,

   by
      /s/ Steven McGehrin
      -------------------
      Name:  Steven J. McGehrin
      Title: Vice President

PRIME INCOME TRUST,

   by
      /s/ Howard Schloss
      ------------------
      Name:  Howard Schloss
      Title: Vice President


ROYALTON COMPANY,

   By:  Pacific Investment Management


   by
      /s/ Raymond Kennedy
      -------------------
      Name:  Raymond Kennedy
      Title: Vice President


SENIOR HIGH INCOME PORTFOLIO INC.,

   by
      /s/ Gilles Merchand
      -------------------
      Name:  Giles Merchand, CFA
      Title: Authorized Signatory


VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST,

   by
      /s/ Jeffrey Maillet
      -------------------
      Name:  Jeffrey W. Maillet
      Title: Senior Vice President
             and Director